As filed with the Securities and Exchange Commission on ______, 2011

REGISTRATION NO. 333-172238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment 2

to

FORM S-1,

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BILLMY PARENTS, INC. (formerly known as SOCIALWISE, INC.)

(Exact name of registrant as specified in its charter)

Colorado	5999	33-0756798
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

(858) 677-0080

 (Address and telephone number of principal executive offices and principal place of business)

Jonathan Shultz

6440 Lusk Blvd., Suite 200

San Diego California 92121

(858) 677-0080

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b(2) of the Exchange Act. (Check one).

Large accelerated filer  ☐

Accelerated filer    ☐

Non-accelerated filer    ☐ (1)

Smaller reporting company    ☒

(1)  Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, par value $0.001	8,639,000	$0.45	$3,887,550	$522
Shares of common stock, par value $0.001 to be issued upon the exercise of outstanding warrants to purchase common stock	8,207,060	$0.45	$3,693,177	$496

(1)   All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) using the average of the bid and asked price as reported on the OTC Bulletin Board and OTCQB on July 27, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _______________

BILLMYPARENTS, INC. (formerly known as SOCIALWISE, INC.)

16,846,060 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 16,846,060 shares of our common stock by the selling stockholders identified under the section entitled “Selling Stockholders” in this prospectus. The shares of common stock offered by this prospectus consist of (i) 8,639,000 shares of our common stock and (ii) 8,207,060 shares of our common stock issuable upon exercise of outstanding warrants to purchase common stock.

 All of the shares of common stock offered by this prospectus are being sold by the selling stockholders. It is anticipated that the selling stockholders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see “Plan of Distribution” included herein). We will not receive any proceeds from the sales by the selling stockholders.  We may receive proceeds from any exercise of outstanding warrants. The selling shareholders and placement agent (and its designees) may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the selling shareholders or placement agent (or its designees) exercise the Warrants on a cashless basis, then we will not receive any proceeds.

Our common stock is quoted on the Over-the-Counter Bulletin Board, commonly known as the OTCBB, under the symbol “BMPI” and on the OTCQB which accounts for a majority of the volume of fully reporting over-the-counter companies.  At the close of the market on July 27, 2011, the average of the bid and asked price of our common stock was $0.45 per share.

No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholder will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions. The selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” included within this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________.

TABLE OF CONTENTS

   Page

PROSPECTUS SUMMARY

1

RISK FACTORS

4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

8

USE OF PROCEEDS

8

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

9

BUSINESS

11

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF
OPERATIONS

14

MANAGEMENT

20

SELLING STOCKHOLDERS

22

PLAN OF DISTRIBUTION

25

EXECUTIVE COMPENSATION AND OTHER INFORMATION

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

33

DESCRIPTION OF CAPITAL STOCK

34

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILIES

35

LEGAL MATTERS

36

INTEREST OF NAMED EXPERTS AND COUNSEL

36

WHERE YOU CAN FIND MORE INFORMATION

36

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to read carefully this prospectus before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

The following summary highlights material contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements that appear elsewhere in this prospectus.

Business Overview

Our Company BillMyParents, Inc. (formerly known as Socialwise, Inc.) operates under our operating subsidiary incorporated in California, (“BillMyParents-CA”).  We develop and market innovative online and traditional retail youth payment solutions.

We intend to capitalize on the opportunity to facilitate youth commerce through the offering of our online and traditional retail payment platform, BillMyParents® (“BMP”).  BMP is designed to enable parents and young people to collaborate toward the goal of responsible spending.  BMP has two major components.  In collaboration with online retailers, we have developed a payment method that allows retailers to make sales to young people who previously lacked a means to pay for products online.  We also market a prepaid debit card with special features aimed at young consumers.

Going forward, we plan to continue to market BMP to the public as a convenient and safe youth payment system.  While we are optimistic about the prospects for BMP, since this is a relatively new product offering without material revenues to date, there can be no assurance about whether or when BMP will turn out to be a successful product that will generate sufficient revenues with adequate margins to fund our operations in the future.  Significant future revenues will be dependent upon our success in convincing consumers that our payment solutions for young people represent a compelling value which further leads them to open BMP prepaid debit card accounts.

Our principal executive offices are located at 6440 Lusk Blvd., Suite 200, San Diego, California, 92121. Our telephone number is (858) 677-0080.  We maintain a corporate website at www.socialwise.com.  Information found on our website is not part of this prospectus.

Shares included in this Prospectus

This prospectus is part of a registration statement of BillMyParents, Inc. filed with the Securities and Exchange Commission.  This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 16,846,060 shares.  The shares offered in this prospectus include:

•

8,639,000 shares of common stock sold on November 16, 2010; and

•

8,207,060 shares of common stock, issuable upon the exercise of outstanding warrants to purchase common stock that were issued in connection with the sale of our unregistered common stock on November 16, 2010.

The shares and shares underlying the outstanding warrants being registered were issued to the selling stockholders in connection with a private placement transaction that closed on November 16, 2010 (either sold directly or issued in compensation for their role as a placement agent) that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and/or Rule 506 of Regulation D under the Securities Act.  We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. We would receive proceeds from the exercise of the warrants and issuance of the underlying shares of our common stock totaling $4,549,236 upon their exercise, however there can be no assurance that the holders of the warrants will exercise their option to purchase the shares or what quantity of shares they will purchase in connection with the outstanding warrants.

Recent Transactions

From November 20, 2008 through December 19, 2008, we entered into subscription agreements with nine accredited investors pursuant to which we issued 2,034,375 shares of our common stock and warrants to purchase an additional 508,594 shares of our common stock at an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $1,627,500 ($1,507,500 net of cash expenses totaling $120,000).  SPN Investments, Inc. (“SPN”) acted as a Finder in connection with the transaction and directed the payment of fees earned in connection with the funds raised totaling $162,750 to three recipients who assisted in the fund raising.  The fees were paid in cash ($120,000) and equity of our Company.  The equity portion of the Finder fee compensation consisted of 53,438 shares of our unregistered common stock and two year warrants to purchase an additional 13,360 shares of our common stock at an exercise price of $1.00 per share.  As further consideration for its services related to the sale of our common stock, our Company issued an additional 162,750 shares to SPN.

From July 1, 2009 through September 30, 2009, we entered into subscription agreements with 24 accredited investors pursuant to which we issued 735,000 shares of our common stock and warrants to purchase an additional 183,750 shares of our common stock with an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $367,500 ($330,750 net of cash commissions paid to two designees of SPN totaling $36,750).   As further consideration for its services related to the sale of our common stock, our Company issued an additional 36,750 shares to SPN.

During the year ended September 30, 2010, we entered into subscription agreements with 79 accredited investors pursuant to which we issued 6,522,075 shares of our common stock and warrants to purchase an additional 4,846,556 shares of our common stock with an exercise price of $0.60 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $2,617,830 ($2,384,751 net of expected expenses totaling $233,079).  SPN, Kay Holding, Inc. (“Kay”) and Equity Source Partners, LLC (“ESP”) assisted our Company in connection with the transactions and they and their designees earned the fees and commissions therewith.

During the three months ended December 31, 2010, we entered into subscription agreements with 46 accredited investors pursuant to which we issued 8,905,875 shares of our common stock and warrants to purchase an additional 4,804,406 shares of our common stock with an exercise price of $0.60 per share for periods of two to five years after the date of their issuance and warrants to purchase an additional 1,875,000 shares of our common stock with an exercise price of $0.40 per share for five years after their date of issuance, in exchange for gross proceeds totaling $3,562,350 ($3,114,754 net of cash commissions and related expenses totaling $447,596).  We also issued warrants to purchase a total of 1,727,810 and 300,000 shares of our common stock with exercise prices of $0.60 per share to Maxim Group LLC (“Maxim”) and ESP who assisted us in connection with the transaction.

On November 24, 2010, we received notice from the holder of a convertible note payable issued in August 2010 (Mr. Isaac Blech a major shareholder and member of our Board of Directors since March 2011) with an outstanding principal balance of $1 million (unaccreted face value of $818,648 at September 30, 2010) of his election to convert the note into 2,500,000 shares of the Company’s common stock at a price of $0.40 per share.  At conversion as provided in the Convertible Note Purchase Agreement, Mr. Blech was issued a warrant to purchase up to an additional 1,250,000 shares of our Company’s restricted common stock at an exercise price of $0.40 per share.  In addition, our Company agreed to issue the Mr. Blech a warrant to purchase 62,500 shares of common stock at an exercise price of $0.40 per share to reflect the interest due to the Mr. Blech under the terms of the Note from inception to its scheduled maturity on February 13, 2011.  We paid additional fees to Maxim in connection with the conversion that included cash of $50,000 and five-year warrants to purchase up to 250,000 shares of our Company’s common stock at $0.60 per share.  We also issued a five year warrant to purchase up to 350,000 shares of our common stock for $0.60 per share to ESP.

On January 19, 2011, we entered into subscription agreement with  a trust controlled by Mr. Blech pursuant to which we issued 5,000,000 shares of our common stock and a five-year warrant to purchase an additional 3,750,000 shares of our common stock with an exercise price of $0.40 per share, in exchange for gross proceeds totaling $2,000,000 ($1,785,000 net of estimated cash commissions and related expenses totaling $215,000).  In connection with the transaction, Maxim received a commission in cash totaling $200,000 and a warrant to purchase 750,000 shares of our common stock with an exercise price of $0.60 per share.  ESP was also granted a five-year warrant to purchase 250,000 shares of our common stock with an exercise price of $0.60 per share.

On May 20, 2011, we entered into a subscription agreement and common stock purchase warrant with two trusts controlled by Mr. Blech pursuant to which we issued a total of 12,500,000 shares of our common stock, and five year warrants to purchase up to an additional 12,500,000 shares of our common stock at an exercise price of $0.40 per share, in exchange for gross proceeds totaling $5,000,000.  Maxim acted as the Placement Agent in connection with the offering and received cash proceeds totaling $500,000 and five-year warrants to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.60 per share as compensation.  ESP (and its designees) received cash proceeds totaling $50,000 and five-year warrants to purchase up to 600,000 shares of common stock at an exercise price of $0.60 per share as compensation.

A more detailed description of these and other recent transactions is also set forth within this Prospectus under the section entitled “Company History”.

The Offering

Shares of our common stock offered for re-sale by the selling stockholders pursuant to this prospectus	16,846,060 shares(1)

Percent of our outstanding common stock represented by the shares being offered for re-sale by the selling stockholders as of July 27, 2011	20.1% (3)

Common stock to be outstanding after the offering	92,165,452 shares (2)

Proceeds to the Company	Net proceeds from the exercise of the warrants to purchase shares of our common stock covered by this prospectus (should all the warrants be exercised) would total $3,693,177.

The total dollar value of the shares of our common stock being registered for resale	$7,580,727 (4)

Stock Symbol	BMPI

(1)

Shares from the November 16, 2010 sale of 8,639,000 restricted shares of common stock and warrants to purchase 6,479,250 restricted shares of common stock to 37 investors along with warrants to purchase 1,727,810 shares of common stock granted to the placement agent Maxim Group, LLC in connection with the November 16, 2010 funding.

(2)

Assumes exercise of all the warrants for shares of our common stock subject to this offering.  Unless the context indicates otherwise, all share and per-share information in this prospectus is based on 83,958,392 shares of our common stock outstanding as of July 27, 2011 and assumes no exercise of options or warrants, conversions of convertible preferred stock or other rights to acquire our common stock outstanding as of July 27, 2011.

(3)	Determined by dividing the number of shares of common stock offered for re-sale by the number of shares outstanding as of July 27, 2011 (83,958,392).
(4)	Determined by multiplying the number of shares of common stock being registered by the market price for such shares of common stock on July 27, 2011 (closing price of $0.45 per share).

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this herein before making an investment decision.  If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a very limited operating history overall and have only recently embarked on our current corporate focus of providing online payment solutions.  We completed our acquisition of BillMyParents-CA on October 16, 2007.  BillMyParents-CA was formed in April 2007 to pursue opportunities in the gift card industry.  We have since refocused our efforts on facilitating commerce for young consumers.  We do not currently have significant operating revenues and have a very limited operating history.  We do not have any historical financial data upon which to base planned operations. Because we have no operating history, our historical financial information is not a reliable indicator of future performance. Therefore, it is difficult to evaluate the business and prospects of our Company.  Furthermore, we only recently embarked on a revised business focus centered on BMP.  We have no experience as to whether BMP will be popular programs with consumers.  Failure to correctly evaluate our Company’s prospects could result in an investor’s loss of a significant portion or all of his investment in our Company.

Our failure to obtain additional adequate financing would materially and adversely affect our business. We do not currently have sufficient revenues and gross margin to cover our operating expenses and have never been profitable. We cannot be certain that our Company will ever generate sufficient revenues and gross margin to achieve profitability in the future.  Our failure to significantly increase revenues or to raise additional adequate and necessary financing would seriously harm our business and operating results.  We have incurred significant costs in building, launching and marketing BMP.  If we fail to achieve sufficient revenues and gross margin with BMP, or our revenues grow more slowly than anticipated, or if our operating or capital expenses increase more than is expected or cannot be reduced in the event of lower revenues, our business will be materially and adversely affected and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We face competition from other online payment systems.  We will face competition from other companies with similar product offerings.  Many of these companies have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us.  Many of these companies also have more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

We have limited resources to develop our product offerings.  We face a challenging capital market at the same time that our Company has required funding for the development and marketing of our product offerings.  This has caused and will likely continue to cause us to restrict funding of the development of our products and to favor the development of one product offering over the other based on their relative estimated potentials for commercial success as evaluated by our management.  Our current focus is on BMP.  The failure of BMP to be commercially successful would substantially harm our business and results of operations.  Furthermore, in the future we may determine that it is in the best interest of our Company to severely curtail, license, jointly develop with a third party or sell one of our product offerings, which may be on terms which limit the revenue potential of the product offering to the Company.

We rely on third-party suppliers and distributors that are specific to our business and distribution channels such as processors, programmers, social networks and security advisors.  We will be dependent on other companies to provide necessary products and services in connection with key elements of our business.  Any interruption in our ability to obtain these services, or comparable quality replacements would severely harm our business and results of operations.  Our current business model includes our plan to incorporate BMP within existing social networks.  We will be dependent on these social networks to allow our product offerings to run within their proprietary Internet websites.  Permission for our applications to run on social networks is revocable at any time at the discretion of the social networks. Should any of these adverse contingencies result, they could substantially harm our business and results of operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Our ability to protect our intellectual property and proprietary technology surrounding BMP is uncertain. Our future success may depend significantly on our ability to protect our proprietary rights to the intellectual property upon which our products and services will be based.  Our pending U.S. patent application, which includes claims to material aspects of our products and services that are not currently protected by issued patents, may not be issued as patents in a form that will be advantageous to us. Any patents we obtain in the future may be challenged by re-examination or otherwise invalidated or eventually be found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may attempt to challenge or invalidate our patents, or may be able to design alternative techniques or devices that avoid infringement of our patents, or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

We are dependent upon consumer tastes with respect to preferred methods of online payment for the success of our products and services. Our product offerings’ acceptance by consumers and their consequent generation of revenues will depend upon a variety of unpredictable factors, including:

•

Public taste, which is always subject to change;

•

The quantity and popularity of other payment systems available to the public;

•

The continued use and popularity of social networking sites; and

•

The fact that the distribution and sales methods chosen for the products and services we market may be ineffective.

For any of these reasons, our programs may be commercially unsuccessful.  If we are unable to market products which are commercially successful, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Our Company is economically sensitive to general economic conditions, including continued weakening of the economy; therefore a reduction in consumer purchases of discretionary items could consequently materially impact our Company’s future revenues from BMP for the worse.   Consumer purchases are subject to cyclical variations, recessions in the general economy and the future economic outlook. Our results may be dependent on a number of factors impacting consumer spending, including general economic and business conditions; consumer confidence; wages and employment levels; the housing market; consumer debt levels; availability of consumer credit; credit and interest rates; fuel and energy costs; energy shortages; taxes; general political conditions, both domestic and abroad; and the level of customer traffic on social networking websites. Consumer purchases of discretionary items may decline during recessionary periods and at other times when disposable income is lower. A downturn or an uncertain outlook in the economy may materially adversely affect our business and the success of BMP.

Financial Risks

Our financial statements have been prepared assuming that the Company will continue as a going concern. The factors described herein raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report for the fiscal years ended September 30, 2010 and 2009.   If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Newly effective accounting rules will continue to cause an unfavorable change to the accounting for our financial position.  Beginning with our fiscal year ended September 30, 2010, we were required to account for certain of our issued warrants as derivative liabilities.  This accounting was occasioned due to the anti-dilution provisions of the securities which would reduce their future exercise or conversion price in the event our Company in the future either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise or conversion price (such an actual reduction of certain of our warrants outstanding and their strike price occurred in October 2009 and August 2010).  In the future, our preferred stock and certain of our warrants outstanding will be marked to market at each future reporting period until such time (if ever) that they are converted, cancelled, expire or are exercised for shares of our common stock.  Additionally, since not all of our outstanding securities have these anti-dilution provisions, holders of such securities lacking anti-dilution provisions could be disadvantaged vis-à-vis securities outstanding with such features, in the event of a future issuance by our Company of securities for consideration that trigger the anti-dilution provisions.  An investor could suffer the loss of a portion or the whole value of their securities in the event of a significant adjustment occasioned by such a future issuance of our Company’s securities.

Our net operating loss carry-forward is limited.  We have recorded a valuation allowance amounting to our entire net deferred tax asset balance due to our lack of a history of earnings, possible statutory limitations on the use of tax loss carry-forwards generated in the past and the future expiration of our NOL.  This gives rise to uncertainty as to whether the net deferred tax asset is realizable.  Internal Revenue Code Section 382, and similar California rules, place a limitation on the amount of taxable income that can be offset by carry-forwards after a change in control (generally greater than a 50% change in ownership).  As a result of these provisions, it is likely that given our acquisition of BillMyParents-CA, future utilization of the NOL will be severely limited.  Our inability to use our Company’s historical NOL, or the full amount of the NOL, would limit our ability to offset any future tax liabilities with its NOL.

Corporate and Other Risks

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our articles of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, any of our existing outside principal stockholders together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

We are dependent for our success on a few key employees. Our inability to retain those employees would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our Company.  Each of those individuals may voluntarily terminate his employment with the Company at any time. Were we to lose one or more of these key employees, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our key employees.

As we transition from a Company with insignificant revenues to what we hope will be a Company generating substantial revenues, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Capital Market Risks

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on OTC Markets, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company.  The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.  As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the NYSE Amex in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the NYSE Amex or another trading venue, our common stock will continue to trade on OTC Markets or another over-the-counter quotation system, or on the ‘‘pink sheets,’’ where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, or, in the case of forward-looking statements in documents incorporated by reference, as of the date of the date of the filing of the document that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except with respect to our obligation to provide amendments for material changes to the Prospectus during the duration of the offer and sale of our common stock by the selling stockholders, we do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the caption "Risk Factors," above, and elsewhere in this prospectus which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

USE OF PROCEEDS

This prospectus covers 16,846,060 shares of our common stock, which may be sold from time to time by the selling stockholders.  Should the holders of the warrants exercise all of their options to purchase shares of our common stock, the cash proceeds to be received by the Company would total $3,693,177, although there can be no assurance that the warrant holders will exercise all or any of their warrants.  Any proceeds will be used by the Company for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See "Plan of Distribution."

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Our Company is a fully reporting public company (a public company that is fully subject to the Securities and Exchange Commission’s reporting requirements).  Commencing June 13, 2011, our common stock trades publicly on the OTC Bulletin Board under the symbol "BMPI" (we previously traded under the symbol “SCLW”).  The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports.  Our stock is also quoted on the OTCQB. OTCQB displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.

The following table sets forth the high and low bid prices per share of our common stock for the periods indicated.

For the year ended September 30, 2011	High	Low
Third Quarter	$0.51	$0.39
Second Quarter	$0.55	$0.40
First Quarter	$0.62	$0.46

For the year ended September 30, 2010	High	Low
Fourth Quarter	$0.60	$0.44
Third Quarter	$0.75	$0.45
Second Quarter	$0.62	$0.43
First Quarter	$0.61	$0.41

For the year ended September 30, 2009	High	Low
Fourth Quarter	$0.80	$0.49
Third Quarter	$1.01	$0.30
Second Quarter	$0.84	$0.35
First Quarter	$2.34	$0.83

The prices in the table above have been adjusted for both the 25-to-1 reverse stock split which was effective as of October 16, 2007 and our 3-for-1 forward stock split effective March 12, 2008.  Our stock began trading on the OTC Bulletin Board under the symbol “IDED” on October 18, 2007, after March 12, 2008 traded under the symbol “IDAE,” after May 13, 2009 traded under the symbol “SCLW” and traded under our current symbol “BMPI” on June 13, 2011.  Prior to October 18, 2007, our stock traded on the OTC under its previous symbol “VOSI”.  The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

Holders of Record

As of July 28, 2011, 83,958,392 shares of our common stock were issued and outstanding, and held by approximately 1,500 stockholders of record.

Transfer Agent

Our transfer agent is TranShare Corporation, 4626 South Broadway, Englewood, CO 80113, Telephone (303) 662-1112.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

Effective October 16, 2007, our Company adopted the 2007 Equity Incentive Plan which is the only compensation plan under which our common stock is authorized for issuance, and the 2007 Equity Incentive Plan has been approved by our stockholders.  The table below sets forth information as of July 27, 2011 with respect to the 2007 Equity Incentive Plan:

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(1)
4,165,000	$0.49	835,000

(1)

Subject to shareholder approval of amendment to the plan approved by our Board of Directors to increase the number of authorized shares of stock issuable under the Plan.

BUSINESS

History

Our Company was originally incorporated in the State of Colorado on May 14, 1990 as “Snow Eagle Investments, Inc.” and was inactive from 1990 until 1997.   In April 1997, the Company acquired the assets of 1st Net Technologies, LLC, a California limited liability company, and the Company changed its name to “1st Net Technologies, Inc.” and operated as an Internet commerce and services business.  In August 2001, the Company suspended its operations.  In September of 2005, the Company acquired VOS Systems, Inc. (the “VOS Subsidiary”) as its wholly owned subsidiary and the Company changed its name to “VOS International, Inc.” and traded under the symbol “VOSI.OB”.  The VOS Subsidiary operated as a technology company involved in the design, development, manufacturing, and marketing of consumer electronic products.

On October 16, 2007, we sold the VOS Subsidiary and acquired BillMyParents-CA.  Through BillMyParents-CA, we develop and market innovative online and traditional retail youth payment solutions.  On May 1, 2009, our Company changed our name from IdeaEdge, Inc. to Socialwise, Inc., and our stock traded under the symbol “SCLW.OB”.  On May 25, 2011, we changed our name to BillMyParents, Inc. and beginning June 13, 2011, our stock trades under the symbol “BMPI.OB.”

Current Business

We intend to capitalize on the opportunity to facilitate youth commerce through the offering of our online and traditional retail payment platform, BillMyParents® (“BMP”).  BMP is designed to enable parents and young people to collaborate toward the goal of responsible spending.  BMP has two major components.  In collaboration with online retailers, we have developed a payment method that allows retailers to make sales to young people who previously lacked a means to pay for products online.  We also market a prepaid debit card with special features aimed at young consumers.

Going forward, we plan to continue to market BMP to the public as a convenient and safe youth payment system.  While we are optimistic about the prospects for BMP, since this is a new product offering without material revenues to date, there can be no assurance about whether or when BMP will turn out to be a successful product that will generate sufficient revenues with adequate margins to fund our operations in the future.

Market Overview and Business Model

We believe there is a compelling opportunity available to our Company to provide needed solutions to significant impediments to online and traditional retail commerce for young people.  BMP is designed to address both areas through distinctive products we offer.

Online Commerce Solution

According to the 2007 Harris Interactive Youth Pulse Market Research Report, there are in excess of $40 billion dollars in annual Internet sales that young people research online but end up either not purchasing or purchasing from other sources.  The number one reason cited for this failure of young people to complete these sales transactions was their lack of a payment means.  The substantial majority of online transactions are completed through the use of credit cards, while the overwhelming majority of young people do not have the ability to pay for online purchases this way.  Use of parents’ credit cards is problematic due to their justified reluctance (for security reasons) to giving their children their credit card information.  Also, young people and their parents are seldom in the same physical location when an online sales opportunity arises.

We believe the BMP online commerce solution will provide a unique solution in order to facilitate these previously lost sales.  With one click and the young person’s provision of two email addresses and a short message, the parent receives a request for payment from the child.  The parent has the option to accept, deny or request more information about the transaction.  Upon acceptance, the parent provides information on a simple check screen in order to complete the transaction.  BMP transactions can be processed either by Socialwise (where we process the purchase through our credit card processing company) or by the participating merchant (in which case we integrate our system with the merchant’s online payment systems).  For transactions that we process, we charge a modest fee on a per transaction basis (typically paid by the consumer) and a percentage of the sale amount (paid by the merchant).  We believe that our current and planned per-transaction fees are market competitive and provide consumers with superior value in that BMP allows for security and safety online.  We also believe that the percentage transaction fees are competitive with the market for other payment options available to merchants and provide them with a method to capture previously foregone youth sales opportunities.

Traditional Retail Solution

Prepaid reloadable debit cards (“BMP Cards”) are similar to debit cards, without the need of a bank account.  We believe this represents another wide-open market that meshes well with our focus on youth financial solutions.  BMP Cards offer significant advantages over cash and/or the use by young people of their parent’s or guardian’s credit or debit card.  For a comparatively small cost, BMP Cards offer what we believe are compelling features for young people and adults alike.  Included among the features of our BMP Cards is:

•

No credit implications from the use of the cards for either young people or adults;

•

No overdrafts or related fees;

•

Controllable transaction alerts to adults at times and frequencies determined by the adult;

•

Ability of the adult to instantly lock and unlock the card for transactions;

•

Money loaded on the card is protected if the card is lost and transferred to a new card; and

•

Adults have the ability to transfer money instantly to the young person’s card in an emergency.

We believe the BMP Card is an excellent option allowing young people to be exposed to the financial world at a very early age. Teaching young people how to spend within a stipulated budget, BMP Cards are accepted anywhere MasterCard TM is accepted. Under newly enacted legislation card holders are required to be 21 years old to be eligible for a regular credit card (if the adult does not guarantee the balance).  BMP Cards allow young people 13 years and older to have the card in their own name even without credit implications for an adult.  BMP Card holders have other convenient options including the reloading of cards through direct deposit if desired.

Strategy

We plan to continue to introduce new features to our product offerings that we hope will cause the public to associate BMP with responsible youth spending.  We plan to make potential consumers aware of BMP through marketing with endorsements from well-known action sports personalities as well as joint promotional opportunities with providers of consumer products and services.  We plan to also pursue action sports retail channel partners and advertising and promotion through popular youth focused media outlets.

We plan to follow up these activities with plans to actively court popular online retailers.  We expect to be able to show the retailers the benefits that BMP will bring to their sites in the form of increased purchases from youth consumers, a highly sought-after customer.  By including BMP as a payment option in both online and traditional retail situations, we believe merchants will be able to realize youth sales that are currently lost for reasons previously discussed.

Financial Model

Revenues from BMP are expected to be derived from fees primarily from card holders and secondarily (in the future) from merchants.  The direct costs incurred by us in connection with BMP will include discounts and per transaction fees from credit card companies and amounts paid to our processing partner for debit card issuance and transaction costs.

We continue to extensively employ outside consultants for the build out and ongoing maintenance of the platform and payment system, as well as for marketing, design, business development and other general and administrative functions of our Company.  While we intend to restrict the number of new employees we add to our Company’s workforce, we believe that new personnel will be necessary in the future in the areas of project management, software programming, operations, accounting and administration.

Barriers to Entry

Our company has applied for a patent in connection with BMP (in addition to a patent application under review in connection with Socialwise™ Group Gifting Platform (“SGGP”)).  We believe that the business processes in connection with BMP are original to our Company; however we may discover that others have patent claims of which we are currently unaware.   Should we be successful in obtaining the grant of the patent under application and should we be successful in countering any challenges to its validity that might emerge, the lifetime of the granted patents would be twenty years.  Should the patent application in question be approved, it could give us a cost advantage from the license fees that future potential competitors would be required to pay as well as revenues from said license fees.  There can be no assurance however that we will be successful in receiving such a patent.

Governmental Regulation

Our company’s prepaid debit card product is part of an industry subject to government regulation and oversight.  While our relationship with our cardholders is governed by a Cardholder Agreement, many of the terms governing such agreement are dictated by laws enacted for the ostensible protection of consumers at either a federal or state level (none of our cards currently are issued beyond the borders of the United States of America).  Two of the more prominent compilations of federal regulations affecting us include the USA Patriot Act and the Gramm-Leach-Bliley Act.  Because our cards’ issuing bank is chartered in the state of Minnesota, this state’s regulations figure prominently in our relationships with cardholders.  Our management believes that we are currently operating in compliance with governmental regulations in the area of prepaid debit cards.

In July 2011, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“DFA”) is scheduled to become effective.  Included among the provisions of DFA in addition to the creation of the Consumer Financial Protection Bureau (“CFPB”), is the regulation by CFPB of prepaid debit cards (although such regulations have yet to be fully promulgated).  Certain industry observers believe that among the forthcoming regulations will be provisions covering increased disclosure (in both English and Spanish) concerning terms, conditions and especially fees.  We along with our transaction processor and issuing bank will carefully monitor and comply with any future changes that may arise in the area of government regulation.

Competitive Business Conditions

The market for alternate payment systems for Internet purchases is large, growing, and highly competitive.  We define alternate payment systems as payment systems for Internet purchases that do not involve a consumer’s use of his own credit card.  We have identified a number of providers of alternate payment systems.

PayPalTM is a pioneer provider of alternatives to credit card use for Internet purchases.  PayPalTM facilitates transactions between online buyers and sellers and first became popular for commerce interactions over online auction sites such as eBay (eBay purchased PayPalTM in 2002).  Users of PayPalTM establish accounts that are funded by the customer, either through the customer’s credit card or a bank account.  Upon establishment of the account, a customer can designate that online payments be charged against his PayPalTM account balance.  PayPalTM has announced its intention to service the youth payment market through initiatives that would allow owners of PayPalTM accounts to establish allowance accounts for others (e.g. children) that the parents can fund as desired.  PayPalTM could potentially present a strong challenge to the BMP program given its substantial name recognition and financial strength.

American Express TM is a world-wide leader in the credit card and financial services industry whose credit cards account for 24% of total volume of credit card transactions in the United States.  American ExpressTM recently issued PASS, a prepaid reloadable card that “parents give to teens.”  PASS has many of the features we plan to offer with our BMP Card and American ExpressTM has devoted substantial resources to publicize this youth oriented payment option.  While we believe that PASS has drawbacks not found in BMP Cards (e.g. the adult is required to have an American ExpressTM card), nevertheless American ExpressTM is a world recognized brand with substantial marketing capabilities that is likely to be formidable competition for our Company.

We are also aware of other debit card providers that have products that seek to facilitate online commerce through added features aimed at both merchants and consumers.  There are several debit card providers that specifically target youth in their product offerings (e.g. MYPLASH, PAYjr and Facecard).  Similar to the BMP Card, these debit cards represent a way for parents to control youth spending online and provides an attractive option for many online purchases.

There are many reward systems established which allow under-age consumers to purchase primarily services online.  Potential purchasers are given credits toward purchases in exchange for taking surveys, providing referrals, and engaging in other online activities desired by merchants.  These reward systems can pose significant competition to BMP in our targeted market due to their capability for overcoming an identified obstacle for higher youth online spending: lack of access to a method of payment.

There are many mobile phone providers that have adopted services allowing a subscriber to make online purchases through his mobile phone account.  Online merchants must agree to accept payments in this form and a relationship between the merchant and the phone company is required.  Once established however, this method of payment has proven popular with a number of merchants’ online product offerings.  For reasons of convenience and breadth of their user communities, mobile phone providers could represent significant competition to BMP in our targeted market.

In summary, while we face potential future competition from other providers of alternate payment solutions, we currently believe our products offer distinct features that target markets not well served by the potential competitors mentioned above. However, many of these firms have longer operating histories, greater name recognition, and greater financial, technical, and marketing

resources than we.   Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customer demand and market share to support the cost of our operations.

DESCRIPTION OF PROPERTY

Our corporate offices are located at 6440 Lusk Blvd., Suite 200, San Diego California 92121, where we lease approximately 1,932 square feet of office space.  This lease is on a month-to-month basis.  The monthly rental payment for the facility is approximately $2,600.  We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief.  The amount of the ultimate liability, if any, from such claims cannot be determined.  However, there are no legal claims currently pending or threatened against us that in the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this prospectus.  See “SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS” above.

Overview and Financial Condition

Discussions with respect to our Company’s operations included herein refer to our operating subsidiary, Socialwise-CA.  Our Company purchased Socialwise-CA on October 16, 2007.  We have no other operations than those of Socialwise-CA.

Results of Operations for the years ended September 30, 2010 and 2009

Revenues

Our Company had insignificant revenues totaling $6,675 for the year ended September 30, 2010 (no revenues for the year ended September 30, 2009).  For most of fiscal 2010, our Company’s BMP payment system was only available on several youth gaming sites, and we did not promote BMP’s use on those sites to the general public in any significant way.  Although during our fiscal fourth quarter, we rolled out BMP on several retailers’ sites, we currently do not charge either merchants or consumers in connection with transactions pending further refinement of the consumer experience.  BMP is targeted at enabling parents and young people to link and communicate in order to guide responsible spending.  BMP has been designed with significant features that we hope consumers will find compelling.  Going forward we plan to continue to market BMP (both online and in traditional retail settings) to the public as a convenient and safe youth payment system.  While we are optimistic about the prospects for BMP, since this is a new product offering (and we have not recognized significant revenues to date), there can be no assurance about whether or when BMP will turn out to be a successful new focus for us or that it will generate sufficient revenues with adequate margins to fund our operations over future periods.

Cost of Revenues

Our cost of revenues for the year ended September 30, 2010 totaled $6,173 and represented primarily costs for processing credit card transactions (our gross margin for the same period was $502).  Due to the low volume of revenues during the year ended September 30, 2010, we did not generate our planned percentage of gross margin.  There were no cost of revenues or gross margin during the year ended September 30, 2009.

Operating Expenses

Selling and marketing expenses for the year ended September 30, 2010 totaled $2,522,978 ($840,150 for the year ended September 30, 2009).  Included in these expenses for the year ended September 30, 2010 were employee compensation and related expenses of $95,617 ($202,807 for the year ended September 30, 2009), payments to consultants for business development, marketing and merchandising services totaling $137,218 ($104,267 for the year ended September 30, 2009), marketing, sales, creative services and public relations expenses of $360,324, ($159,711 for the year ended September 30, 2009) and noncash stock-based compensation expenses totaling $1,916,321 ($356,139 for the year ended September 30, 2009).  The surge in stock-based compensation expenses in 2010 was due primarily to the signing of action sports athletes to endorse BMP and given the nature of the vesting of their warrants granted to purchase common stock, the total should decrease going forward.  The reduction in employee compensation and related expenses of $107,190 in 2010 was due to the change in our Company’s working arrangement with its Vice President of Business Development from full-time to part-time employment.

We recognized a loss due to impairment of intangible assets of $209,119 during the year ended September 30, 2009.  At September 30, 2009, our intangible assets (prior to the loss recognized) consisted primarily of costs incurred in connection with our group gifting patent application.  Given the uncertainty surrounding our future exploitation of this intellectual property, we concluded that there was a substantial doubt as to our ultimate realization of the related costs capitalized and therefore recorded a charge for their impairment.  There were no similar charges during the year ended September 30, 2010 and there are no charges of this nature recorded as assets as of this date.

Operations, general and administrative expenses for the year ended September 30, 2010 totaled $3,622,003 ($4,630,926 for the year ended September 30, 2009).  Included in these expenses for the year ended September 30, 2010 were operations expenses in connection with building our major IT platforms totaling $581,014 ($1,270,581 for the year ended September 30, 2009), employee compensation and related charges of $1,087,422 ($951,144 for the year ended September 30, 2009),  noncash stock-based compensation of $879,159 ($1,556,587 for the year ended September 30, 2009), noncash charges in connection with grant of common stock in connection with investor relations services totaling $698,832 ($245,546 for the year ended September 30, 2009), legal fees of $35,640 ($68,928 for the year ended September 30, 2009), accounting and auditing charges of $45,255 ($62,822 for the year ended September 30, 2009), insurance of $46,299 ($46,080 for the year ended September 30, 2009) and facility related expenses of $33,202 ($33,254 for the year ended September 30, 2009).

The reduction during 2010 of costs incurred in connection with building our IT platforms of $689,567 resulted from our limiting platform development to the BMP platform (fiscal 2009 included costs related to the development of both BMP and our group gifting platform).  The increase in employee compensation and related charges of $136,278 was due primarily to the deployment of three operations related employees during the entire fiscal year 2010 versus only a portion of fiscal year 2009.  Noncash stock-based compensation fell $584,539, primarily due to prior large grants of employee options completing their vesting during the first and third quarters of fiscal 2010.  Noncash charges in connection with the grant of common stock in connection with investor relations services was $453,286 higher than the previous fiscal year, primarily due to the grant of shares during fiscal 2010 to Kay Holdings, Inc. (“Kay”) (no such grants were made in fiscal 2009).  Reductions in legal and accounting fees totaling $50,855 were primarily the result of cost cutting efforts combined with no registration statement filed in fiscal 2010.

Operating expenses for the year ended September 30, 2010 totaled $6,144,981 ($5,680,195 for the year ended September 30, 2009).  The increase in operating expenses compared to the prior year’s corresponding period is due primarily to significant charges incurred in connection with the grant of sizable grants of warrants to purchase our common stock to celebrity athlete endorsers of BMP.  This was offset by our focusing of all development, implementation, marketing and sales efforts on BMP in the current year (the prior year’s expenses included substantial expenditures made in connection with our SGGP platform in addition to BMP).

Nonoperating Income and Expense

For the year ended September 30, 2010, interest income totaled $1,301 ($13,914 for the year ended September 30, 2009), while interest expense totaled $872,779 for the year ended September 30, 2010 ($210,206 for the year ended September 30, 2009).  Interest expense in the current year arose from the recognition of the beneficial conversion feature in connection with notes payable issued in August 2010 ($512,500) and the amortization and accretion of financing costs and note discount along with the amortization of the related value of additional shares issued in connection with another note payable outstanding during all of fiscal 2010.

In connection with newly adopted accounting principles beginning with our fiscal year ended September 30, 2010, we recognized other income of $87,744 in connection with the change during the year in the fair value of derivative liabilities outstanding.  The bulk of the changes in fair value recognized occurred during the three months ended September 30, 2010 and were primarily the result of additional warrants issued in June and August 2010 that were subject to derivative liability accounting treatment.

Net Loss and Net Loss per Share

For the year ended September 30, 2010, our net loss totaled $6,928,213 ($5,876,487 for the year ended September 30, 2009).  Our basic and diluted net loss per share of $0.14 for the years ended September 30, 2010 and September 30, 2009) were identical due to the anti-dilutive effects of common stock equivalents during all the periods represented.

Results of Operations for the three months ended March 31, 2011 and 2010

Revenues

Our Company had insignificant revenues totaling $6,096 and $6,754 for the three and six months ended March 31, 2011, respectively ($1,472 and 1,964 for the three and six months ended March 31, 2010, respectively).  Although BillMyParents (“BMP”) is a payment option on several retailers’ sites, we currently do not charge either merchants or consumers in connection with transactions pending further refinement of the consumer experience.  Our revenues in fiscal 2011 resulted from our BMP prepaid debit card which was first marketed to significant numbers of consumers beginning in our fiscal quarter ended March 31, 2011 (revenues in fiscal 2010 were those from payment systems for gaming sites, a product offering we have since discontinued).  Revenues are not representative of those we expect to realize in future periods from the current number of card accounts outstanding due to our having waived initiation fees and fees for the first month.

BMP is targeted at enabling parents and young people to link and communicate in order to guide responsible spending.  BMP has been designed with features that we hope consumers will find compelling.  Going forward we plan to continue to market BMP (both online and in traditional retail settings) to the public as a convenient and safe youth payment system.  While we are optimistic about the prospects for BMP, since this is a new product offering (and we have not recognized significant revenues to date), there can be no assurance about whether or when BMP will turn out to be a successful new focus for us or that it will generate sufficient revenues with adequate margins to fund our operations over future periods.

Cost of Revenues

Our cost of revenues for the three and six months ending March 31, 2011 totaled $3,641 and $4,832 ($1,349 and 3,051 for the three and six months ended March 31, 2010).

Gross Margin

Our gross margins for the three and six months ending March 31, 2011 totaled $2,455 and $1,922 ($123 and negative $1,087 for the three and six months ended March 31, 2010).  Due to the low volume of revenues (including as a result of our waiving some fees on new accounts) during the periods included herein, we did not realize the margins in percentage terms that we forecast for future periods.

Operating Expenses

Selling and marketing expenses for the three and six months ended March 31, 2011 totaled $928,721 and $1,365,192, respectively ($1,068,760 and $1,262,212 for the three and six months ended March 31, 2010, respectively).  Included in these expenses for the three and six months ended March 31, 2011 were: 1) no employee compensation and related expenses ($27,733 and $73,287 for the three and six months ended March 31, 2010); 2) payments to consultants for business development, marketing and merchandising services totaling $97,946 and $177,394 respectively ($41,500 and $47,750, respectively, in fiscal 2010); 3) marketing, sales, creative services and public relations expenses of $517,497 and $749,543, respectively ($38,750 and 39,861, respectively in fiscal 2010); and noncash stock-based compensation expenses totaling $307,457 and $431,957, respectively ($958,800 and $1,095,698, respectively in fiscal 2010).

Operations, general and administrative expenses for the three and six months ended March 31, 2011 totaled $1,665,756 and $2,626,242, respectively ($983,375 and 1,798,464 for the three and six months ended March 31, 2010).  Included in these expenses for the three and six months ended March 31, 2011 were: 1) operations expenses in connection with building and maintaining our IT platforms totaling $246,762 and $390,789, respectively ($136,887 and $281,579, respectively in fiscal 2010); 2) employee compensation and related charges of $256,312 and $671,654, respectively ($266,128 and $524,219, respectively in fiscal 2010);  3) noncash stock-based compensation of $229,401 and $468,536, respectively ($281,372 and $450,266, respectively in fiscal 2010); 4) cash and noncash charges in connection with the payment of cash and the grant of common stock in connection with investor relations services totaling $796,800 and $813,600, respectively ($246,800 and $385,232, respectively in fiscal 2010); 5) legal fees of $10,340 and $15,422, respectively ($2,496 and $18,575, respectively in fiscal 2010); 6) accounting and auditing charges of $22,361 and $56,361, respectively ($5,477 and $34,477, respectively in fiscal 2010); 7) insurance of $13,000 and $26,165, respectively ($11,604 and $23,531, respectively in fiscal 2010); and 8) facility related expenses of $8,227 and $16,541, respectively ($8,205 and $16,465, respectively in fiscal 2010).

Operating expenses for the three and six months ended March 31, 2011 totaled $2,594,477 and $3,991,434, respectively ($2,052,135 and $3,060,676, respectively in fiscal 2010), an increase of $542,342 and $930,758, respectively or 26.4% and 30.4%, respectively over the previous year’s total.  The various components of the comparative operating expense figures are shown above.

Other Income and Expense

Interest income for the three and six months ended March 31, 2011 were $3,714 and $4,676, respectively ($315 and $769, respectively for fiscal 2010).  The increased interest income resulted from cash balances on hand invested in low yielding money market accounts.

We incurred no interest expense for the three months ended March 31, 2011 ($78,559 for the three months ended March 31, 2010) as all of our interest bearing debt was retired or converted prior to January 1, 2011.  For the six months ended March 31, 2011, interest expense totaled $133,379 ($199,653 for the six months ended March 31, 2010).  Interest expense resulted from the amortization and accretion of financing costs and discount (resulting from stock and warrants issued with debt) in connection with our note payable outstanding during the relevant periods.  Interest expense during the six months ended March 31, 2011 was $27,790 from Gemini (repaid in November 2010) and $105,589 from the convertible note payable (converted in November 2010) to Isaac Blech (a member of our Company’s Board of Directors beginning in March 2011).  Given the lack of material interest bearing debt outstanding going forward, we expect future interest expense to be insignificant.

We recognized a gain from the change in the fair value of derivative liabilities of $113,634 and $269,601 for the three and six months ended March 31, 2011, respectively (no equivalent amount during the prior comparable periods).  This gain resulted from a reduction in the value of derivative liabilities outstanding during fiscal 2011 and was mainly a function of the reduction in the price of our closing stock price from September 30, 2010 to March 31, 2011.  It represented no improvement in our financial position with respect to liabilities to be settled in the future with cash.

Net Loss and Net Loss per Share

For the three and six months ended March 31, 2011, our net loss totaled $2,476,694 and $3,848,614, respectively ($2,130,256 and $3,260,647, respectively in fiscal 2010).  Our basic and diluted net loss per share of $0.04 and $0.06 for the three and six months ended March 31, 2011, respectively, ($0.04 and $0.07, respectively in fiscal 2010) did not include the effects of anti-dilutive common stock equivalents during both of the periods represented.

Liquidity and Capital Resources

We have primarily financed our operations to date through the sale of unregistered equity and with the issuance of notes payable (all of which were repaid or converted as of November 30, 2010).  At March 31, 2011, our total assets were $3,298,842, with working capital totaling $1,938,581.  Total liabilities were $1,351,299 (all of which were current but which also include derivative liabilities not to be settled in cash totaling $924,645 – liabilities to be settled in cash totaled $426,654) and our stockholders’ equity totaled $1,947,543.  Our financial position was strengthened during the last quarter from the conversion by the holder of the convertible note payable outstanding at September 30, 2010 into shares and warrants to purchase shares of our common stock.  Our cash and cash equivalents balance at March 31, 2011 totaled $3,140,116.  The change in our financial position from the previous amounts reported at September 30, 2010 resulted from the sale of unregistered common stock and warrants to purchase common stock that resulted in additional net cash proceeds totaling $4,904,242, offset by negative cash flows from operating activities totaling $2,141,767 and repayments of the note payable totaling $358,288 during the same period.

Our total liabilities at March 31, 2010 included $65,072 in salary deferrals from our employees.  Also included in current liabilities were amounts recognized in connection with newly issued accounting standards covering derivative liabilities totaling $924,645.  These liabilities arose primarily as a result of anti-dilution provisions attached to certain of our warrants outstanding that necessitate the reclassification of their fair values from stockholders’ equity to derivative liabilities.  These liabilities do not represent a future claim on our Company’s cash flows as they are not required to be settled in cash by our Company.  Any future settlement of these securities could result in either their conversion to our Company’s common stock or the receipt of cash by our Company of the cash proceeds of their exercise (assuming the exercise is not effected on a cashless basis allowed by some of the outstanding warrants accounted for as derivatives).

Plan of Operations

We will be dependent upon future positive gross margin from revenues in order to achieve long-term financial viability.  While we are encouraged by the limited positive results achieved to date in adding accounts to our BMP platform, it will be necessary for us in the future to generate significantly higher volumes than those generated to date.  Irrespective of our success in obtaining such volumes, we currently estimate that we will have sufficient cash subsequent to the completion of the January 2011 additional funding to continue to fund the operations of our Company past our September 30, 2011 fiscal year end.

We do not expect to purchase any significant property or equipment, or to have more than minor changes in the number of our employees for the next twelve months.  We expect however to continue to incur substantial costs in improving, maintaining and marketing BMP over the rest of fiscal 2011.

Going Concern

Our independent registered public accounting firm included in its report on our financial statements as of and for the year ended September 30, 2010 that there existed a substantial uncertainty about our ability to continue as a going concern significantly past the end of our current fiscal year in September 30, 2011.  We believe that our financings subsequent to September 30, 2010 will be adequate to fund operations beyond September 30, 2011, however there can no guarantee that the funds will be sufficient.

Critical Accounting Policies

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements which are prepared in accordance with accounting principles that are generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  We continually evaluate our estimates and judgments and we base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances.  Materially different results can occur as circumstances change and additional information becomes known.

Critical Accounting Policies Involving Management Estimates and Assumptions

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements which are prepared in accordance with accounting principles that are generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  We continually evaluate our estimates and judgments and we base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances.  Materially different results can occur as circumstances change and additional information becomes known.

In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, we must make a variety of estimates that affect the reported amounts and related disclosures.  We have identified the following accounting policies that we believe require application of management's most subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Our significant accounting policies are described in more detail in the notes to consolidated financial statements included elsewhere in this filing.  If actual results differ significantly from our estimates and projections, there could be a material effect on our financial statements.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition.  In connection with our on-going businesses, we will recognize revenue at the time the product or service is purchased or contracted for by customers, the product has been shipped or the service rendered, the selling price and our commission for the transaction is fixed, collection is reasonably assured and when both title and risk of loss transfers to the customer, provided no significant obligations remain.  Cash to be received in advance of the satisfaction of the criteria for revenue recognition will be deferred until such time as the criteria are satisfied.  We do not anticipate collecting sales taxes in the future in connection with our products or services.

Accounting Standards Codification (“ASC”) Topic 605 Revenue Recognition also provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policies are appropriate and in accordance with generally accepted accounting principles and Accounting Standards Codification (“ASC”) Topic 605.

Cash and Cash Equivalents.  We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.

Stock Based Compensation.  We account for stock based compensation arrangements through the measurement and recognition of compensation expense for all stock based payment awards to employees and directors based on estimated fair values. We use the Black-Scholes option valuation model to estimate the fair value of our stock options and warrants at the date of grant.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of options and warrants.  We use historical company data among other information to estimate the expected price volatility and the expected forfeiture rate and not comparable company information, due to the lack of comparable publicly traded companies.

Derivatives.  We account for certain of our outstanding warrants as derivative liabilities, in accordance with newly issued guidance effective with our fiscal year ending September 30, 2010.  These securities were determined to be ineligible for equity classification due to provisions of the respective instruments that may result in an adjustment to their conversion or exercise prices.  Subsequent changes to the fair value of the derivative liabilities will require adjustments to their carrying value that will be recorded as other income (in the event that their value decreases) or as other expense (in the event that their value increases).  In general, we will record income when the market value of our common stock decreases and will record expense when the value of our stock increases.  The fair value of these liabilities is estimated using option pricing models that are based on the individual characteristics of our warrants, preferred and common stock, the derivative liability on the valuation date as well as assumptions for volatility, remaining expected life, risk-free interest rate and, in some cases, credit spread.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  The new guidance was effective for our Company beginning October 1, 2010 and had no impact on our financial statements.

In October 2009, the FASB issued new accounting guidance for revenue recognition with multiple deliverables. The new guidance affects the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. Additionally, the guidance modifies the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of revenue recognition in accounting for multiple deliverable arrangements. The new guidance was effective for our Company beginning October 1, 2010 and had no impact on our financial statements.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of the date of this prospectus or at any time since our inception on April 3, 2007.

MANAGEMENT

Our directors are elected by our stockholders to a term of one year and to serve until his or her successor is duly elected and qualified, or until his death, resignation or removal. Each of our officers is appointed by our board of directors to a term of one year and serves until his successor is duly elected and qualified, or until his death, resignation or removal from office.

Our bylaws provide that the number of directors which shall constitute our whole board of directors shall not be less than one or more than five.  The number of directors is determined by resolution of our board of directors or by our stockholders at our annual meeting.  The board of directors has currently set the number of directors at three.  Our current board of directors consists of directors, two of which were elected to serve on our board of directors on October 16, 2007 and one of which was appointed to our Board of Directors on September 24, 2008.

The following table sets forth certain information regarding our executive officers and directors as of the date of this Registration Statement:

Name

Age

Position

Mark Sandson

71

Director and Interim Chairman of Board of Directors and Interim Chief Executive Officer

Jonathan Shultz

51

Chief Financial Officer, Secretary and Treasurer

Chris Nicolaidis

50

Director

Cary Sucoff

59

Director

Isaac Blech

61

Director

Mr. Shultz has been the Chief Financial Officer and Treasurer of the Company since November 13, 2007.  From June 2007 to November 2007, Mr. Shultz worked in the audit and attest practice of Squar, Milner, Peterson, Miranda and Williamson, LLP.  From November 2006 to June 2007, Mr. Shultz worked as a financial consultant or interim Chief Financial Officer for several San Diego area public and private companies.  From October 2004 to November 2006, Mr. Shultz was the Chief Financial Officer for Neology, Inc., located in Poway, California, which manufactured and deployed radio frequency identification solutions.

Mr. Nicolaidis has been a Director of our Company since October 16, 2007.  From April 2006 until the December 2010, Mr. Nicolaidis was our Vice President of Business Development, Corporate Secretary.  From December 2005 to March 2006, he co-founded and was Vice President of DVD Movie Update, Inc., a DVD movie retailer which used the gift card retail channel to sell DVD movies.

Mr. Sandson was appointed as Interim Chairman and Interim Chief Executive Officer of the Company on April 26, 2011.  Mr. Sandson was appointed to the Board of Directors on September 24, 2008.  Since May 2001, Mr. Sandson has been the President of Core Technology Partners, a consulting firm that provides merger and acquisition and strategic advisory services.  From October 1999 to April 2001, Mr. Sandson was a Vice President with CompuCom Systems, Inc., an information technology products and services company.  From August 1990 to September 1999, Mr. Sandson served as a consultant to the information technology and defense systems industries.

Mr. Sucoff was appointed to our Board of Directors on May 23, 2011.  Mr. Sucoff has served as an advisor to our Company since September 2009 through his firm Equity Source Partners, LLC, a firm he has owned and operated since February 2006.  Mr. Sucoff currently serves on the Board of Directors of Contrafect Corp., a company developing therapies for infectious diseases. He has been a member of the Board of Trustees of New England Law/Boston for over 20 years.

Mr. Blech was appointed to the Board of Directors on March 10, 2011.  Since August 20, 2010, Mr. Blech has been a major shareholder and member of the Board of Directors of ContraFect Corporation, a company developing therapies for infectious diseases.  Since February 10, 2011, Mr. Blech has been a member of the Strategic Advisory Board for Medgenics, Inc, a company that has developed a novel technology for the manufacture and delivery of therapeutic proteins.  Previously, Mr. Blech was an investor, advisor and director in a number of well-known companies, primarily focused in biotechnology.

In evaluating director nominees, our Company considers the following factors:

•

The appropriate size of the Board;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees;

•

Experience with accounting rules and practices; and

•

The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience.  Other than the foregoing, there are no stated minimum criteria for director nominees.

Specific talents and qualifications that we considered for the members of our Company’s Board of Directors are as follows:

•

Mr. Sandson brings a long history of experience in funding companies and in consulting with various management teams to take their companies to a higher level of efficiency and professionalism.  Mr. Sandson has been a key sounding board with whom we have been able to consult on matters relating from financing alternatives, investor relations, executive recruitment and retention and compensation.  As an independent director, Mr. Sandson is in a unique position to represent our nonaffiliated shareholders.  His contributions to our Company have been extremely valuable.

•

Mr. Nicolaidis is a co-founder of our Company, its former Vice President of Business Development and a major shareholder.  Mr. Nicolaidis has been instrumental in the past in putting us in contact with industry leaders and other important contacts that have advanced the goals of our Company.  We have found his contributions to advance the cohesiveness of our Board to be of great use and believe him to be a strong asset to our Board.

•

Mr. Sucoff has advised our Company since September 2009 in the area of investment banking, fund raising and capital markets.  He has been key to our success in fundraising since joining our firm.  Additionally, Mr. Sucoff is an attorney (non-practicing) and contributes valuable insights in the area of legal matters in addition to those areas for which he is contracted with our Company.  We believe Mr. Sucoff’s broad and diversified background will be a strong asset to our Company.

•

Mr. Blech is the owner of 22,500,000 shares of our Company’s common stock and warrants to purchase up to an additional 20,062,500 million shares of our Company’s common stock.  Mr. Blech has been a successful investor and a member of a number of Boards of Directors.  We believe Mr. Blech’s past experience will be a tremendous benefit to our Company.  Included among Mr. Blech’s more notable successes were:

o

Celgene Corporation – Mr. Blech was a founding shareholder of Celgene in 1986.  Celgene has introduced two major cancer drugs and has a stock market valuation (as of March 8, 2011) of approximately $25 billion.

o

ICOS Corporation – Mr. Blech was a founding shareholder and member of the Board of Directors of ICOS beginning in 1991.  ICOS discovered the drug Cialis and was later acquired by Eli Lilly for over $2 billion.

o

Nova Pharmaceutical Corporation – Mr. Blech was a founding shareholder and member of the Board of Directors of Nova from 1982 to 1990.  Nova developed a treatment for brain cancer and subsequently merged with Scios Corporation which was later purchased for $2 billion by Johnson and Johnson.

o

Pathogeneses Corporation – Mr. Blech was a founding shareholder and member of the Board of Directors of Pathogeneses from 1992 to 1997.  Pathogeneses created TOBI for the treatment of cystic fibrosis and was later acquired by Chiron Corp for $660 million.

o

Genetic Systems Corporation – Mr. Blech was a founding shareholder and member of the Board of Directors of GSC from 1981 to 1986.  GSC developed the first inexpensive and accurate test to diagnose chlamydia and was later acquired by Bristol Myers for approximately $300 million.

There are no family relationships among members of our management or our Board of Directors.

SELLING STOCKHOLDERS

We are registering 16,846,060 shares of our common stock pursuant to this prospectus (8,639,000 shares of common stock sold on November 16, 2010 and 8,207,060 shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock that were issued in connection with the sale of our unregistered common stock on November 16, 2010).  See also “PROSPECTUS SUMMARY—Recent Transactions,” above.  This prospectus is a part of that registration statement.

On August 13, 2010, we issued a five-year warrant to purchase up to 625,000 shares of our common stock with an exercise price of $0.40 per share to an Isaac Blech in connection with the issuance of a $1,000,000 convertible note payable.

On November 16, 2010, we sold 8,639,000 restricted shares of common stock (2,500,000 restricted shares to Mr. Blech) and five-year warrants to purchase up to 6,479,250 shares of common stock to 37 investors (warrants to purchase up to 1,875,000 shares of common stock issued to Mr. Blech have an exercise price of $0.40 per share and warrants to purchase up to 4,604,250 shares of common stock have an exercise price of $0.60 per share) for gross cash proceeds totaling $3,455,600.  In connection with such sale and as compensation for its acting as our placement agent for the transaction, we granted a five-year warrant to purchase up to 1,727,810 shares of common stock with an exercise price of $0.60 per share to Maxim Group, LLC.

On November 24, 2010, we issued 2,500,000 restricted shares of common stock and warrants to purchase up to 1,312,500 shares of common stock to Mr. Blech in connection with the conversion of a note payable with principal and accrued interest balances outstanding of $1,000,000 and $25,000, respectively.  In connection with such conversion, we granted a five-year warrant to purchase up to 250,000 shares of common stock with an exercise price of $0.60 per share to Maxim Group, LLC.

On January 19, 2011, we sold 5,000,000 restricted shares of common stock and five-year warrants to purchase up to 3,750,000 of common stock with an exercise price of $0.40 per share to trust controlled by Mr. Blech in exchange for gross cash proceeds totaling $2,000,000.  In connection with such sale and as compensation for its acting as our placement agent for the transaction, we granted a five-year warrant to purchase up to 750,000 shares of common stock with an exercise price of $0.60 per share to Maxim and a five-year warrant to purchase up to 250,000 shares of common stock with an exercise price of $0.60 per share to ESP.

On May 20, 2011, we entered into a subscription agreement and common stock purchase warrant with two trusts controlled by Mr. Blech pursuant to which we issued a total of 12,500,000 shares of our common stock, and five year warrants to purchase up to an additional 12,500,000 shares of our common stock at an exercise price of $0.40 per share, in exchange for gross proceeds totaling $5,000,000.  Maxim acted as the Placement Agent in connection with the offering and received cash proceeds totaling $500,000 and five-year warrants to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.60 per share as compensation.  ESP (and its designees) received cash proceeds totaling $50,000 and five-year warrants to purchase up to 600,000 shares of common stock at an exercise price of $0.60 per share as compensation.

The price at which we issued common stock and the exercise price of the accompanying warrants were negotiated with the purchasers and reflected our progress at the time of the issuance with respect to BillMyParents (“BMP”), our cash position and the amount of funds being invested.  Our progress with BMP and the relative strength of our cash position favorably impacted (i.e. increased the price per share and exercise price per share) while the size of the cash contributed tended to result in more favorable terms for the investor (i.e. lowered the price per share and exercise price per share).

The following table provides information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders.  In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, we have included all shares of common stock owned or beneficially owned by that selling stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and includes shares which can be acquired within 60 days through exercise or conversion of a security. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  Each selling stockholder's percentage of ownership in the following table is based on the 83,958,392 shares of our common stock outstanding as of July 27, 2011, the shares of common stock into which the 6,800 outstanding preferred shares are convertible of 2,060,607 and options and warrants exercisable as of (or within sixty days of) July 27, 2011 totaling 54,416,847.  In determining the percentage of shares beneficially owned, we have used the sum of these common stock amounts or 140,435,846 shares as the total common stock in order to determine the percentage of class beneficially owned on the table below.

Name (4)	Beneficial Ownership Common Shares Before Offering Number of Shares	Beneficial Ownership Warrants to Purchase Common Shares Before Offering Number of Shares	Number of Shares Being Registered (1)	Number of Shares Underlying Warrants Being Registered (2)	Beneficial Ownership After Offering Shares (3)	Percentage
Isaac Blech	22,500,000	20,412,500	2,500,000	1,875,000	38,537,500	27.44%
Andrew Cader	1,250,000	937,500	1,250,000	937,500	-	- %
Iroquois Master Fund Ltd.	625,000	468,750	625,000	468,750	-	- %
Adolfo & Donna Carmona	500,000	375,000	500,000	375,000	-	- %
Vivari, Ltd.	375,000	281,250	375,000	281,250	-	- %
Graham R. Smith	250,000	187,500	250,000	187,500	-	- %
Keith Gelles	250,000	187,500	250,000	187,500	-	- %
Shawn H. Zimberg	187,500	140,625	187,500	140,625	-	- %
Burt Stangarone	150,000	112,500	150,000	112,500	-	- %
Jonathan and April Fenton Revocable Trust	125,000	93,750	125,000	93,750	-	- %
Richard S. Jackson	125,000	93,750	125,000	93,750	-	- %
Richard Bonenberger	125,000	93,750	125,000	93,750	-	- %
Charles J. & Karin J. Costich	125,000	93,750	125,000	93,750	-	- %
Scott Dols Vicki Dols	125,000	93,750	125,000	93,750	-	- %
Donna C. Bozarth	125,000	93,750	125,000	93,750	-	- %
James T. Nutt	125,000	93,750	125,000	93,750	-	- %
Alkis P. Zingas TTEE, U/A DTD 12-02-81 as amended	125,000	93,750	125,000	93,750	-	- %
Susan F. Portnoy	125,000	93,750	125,000	93,750	-	- %
Clayton A. Struve	125,000	93,750	125,000	93,750	-	- %
Armand & Jean Lindenbaum	125,000	93,750	125,000	93,750	-	- %
Wealth Concepts LLC	100,000	75,000	100,000	75,000	-	- %
Lees Summit Holdings, LLC	92,500	69,375	92,500	69,375	-	- %
Henry Scovern & Laura Pakarow	84,000	63,000	84,000	63,000	-	- %
Marc Alan Stromen	62,500	46,875	62,500	46,875	-	- %
Shlomo Caine	62,500	46,875	62,500	46,875	-	- %
Dave Tadych	62,500	46,875	62,500	46,875	-	- %
Kevin F. & Anne F. Spalding Family Trust DTD 7-03-93	62,500	46,875	62,500	46,875	-	- %
Roger S. Lash	62,500	46,875	62,500	46,875	-	- %
Joshua Schein 2009 Spearfish Trust	62,500	46,875	62,500	46,875	-	- %
Henry M. Tufo & Carleen A. Tufo	62,500	46,875	62,500	46,875	-	- %
John V. Wagner	62,500	46,875	62,500	46,875	-	- %
Diana and David Freshwater Living Trust	62,500	46,875	62,500	46,875	-	- %
Monte D. Anglin & Janet S. Anglin JT TEN	62,500	46,875	62,500	46,875	-	- %
Cedric A. and Margaret E. Veum Living Trust	50,000	37,500	50,000	37,500	-	- %
Ralph C. Wintrode Trustee Ralph C. Wintrode Trust U/D/T dated May 4, 2001	50,000	37,500	50,000	37,500	-	- %
Douglas L. Weed	50,000	37,500	50,000	37,500	-	- %
David M. Schneider	125,000	93,750	125,000	93,750	-	- %
Maxim Group, LLC	-	3,977,810	-	1,727,810	2,250,000	1.60%

	28,639,000	28,994,560	8,639,000	8,207,060	40,787,500	29.04%

(1) Each selling stockholder has agreed not to exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by such selling stockholder and its affiliates after such conversion or exercise exceeds 4.99% of the then issued and outstanding shares of our common stock.  Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Represents the number of shares held by the selling stockholders which we have agreed to include in this Registration Statement.

(3) Represents the number of shares underlying warrants held by the selling stockholders which we have agreed to include in this Registration Statement.

(4) Assumes all of the shares being offered under this prospectus will be sold by the selling stockholders.  However, we are unable to determine the exact number of shares that will actually be sold or when or if sales will occur.

(5) Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF, they may be deemed to have voting control and investment discretion over securities held by each of the Iroquois Funds.

(6) Vivari, Ltd. – Richard S. Jackson has sole voting and dispositive power over the shares held by Vivari, Ltd.

(7) Wealth Concepts LLC – Steven Deutsch has sole voting and dispositive power over the shares held by Wealth Concepts LLC.

(8) Lees Summit Holdings, LLC – Craig Schroer has sole voting and dispositive power over the shares held by Lees Summit Holdings LLC.

(9) Maxim Group, LLC – Michael Rabinowitz has sole voting and dispositive power over the shares held by Maxim Group, LLC.

To our knowledge, based on information obtained from the selling stockholders, none of the selling stockholders currently have short positions in our common stock.  Maxim Group, LLC is a broker-dealer who received compensation in the form of cash and warrants to purchase common stock in consideration for their acting as a Placement Agent in connection with the sale of shares of our common stock and warrants to purchase shares of our common stock.  To our knowledge, except for Maxim Group, LLC (“Maxim”) no selling security holder is a FINRA registered broker-dealer or an affiliate of a broker-dealer.

Relationships with the Selling Stockholders

With the exception of Isaac Blech and Maxim, none of the selling stockholders has had any position, office or other material relationship with us within the past three years.

On August 13, 2010, Mr. Blech tendered $1,000,000 in cash to the Company in exchange for a 5% six-month convertible note payable and warrants to purchase 625,000 shares of common stock.  On November 24, 2010, Mr. Blech converted the note payable into 2,500,000 shares of common stock and received additional five-year warrants to purchase up to 1,312,500 additional shares of common stock at $0.40 per share.

On April 28, 2010, Maxim entered into an agreement with the Company to act as its non-exclusive placement agent and acted as such in connection with the shares and warrants being registered hereunder.  Through December 31, 2010, Maxim received cash commissions in connection with the sales of common stock, warrants and convertible notes payable totaling $477,467 and five-year warrants to purchase up to 1,977,810 shares of common stock for $0.60 per share.

On January 19, 2011, we entered into a subscription agreement with a trust whose trustee is Mr. Blech pursuant to which we issued 5,000,000 shares of our common stock and a five-year warrant to purchase an additional 3,750,000 shares of our common stock with an exercise price of $0.40 per share, in exchange for gross proceeds totaling $2,000,000.  In connection with the transaction, Maxim received a commission in cash totaling $200,000 and a warrant to purchase up to 750,000 shares of our common stock with an exercise price of $0.60 per share.

On May 20, 2011, we entered into a subscription agreement and common stock purchase warrant with two trusts controlled by Mr. Blech pursuant to which we issued a total of 12,500,000 shares of our common stock, and five year warrants to purchase up to an additional 12,500,000 shares of our common stock at an exercise price of $0.40 per share, in exchange for gross proceeds totaling $5,000,000.  Maxim acted as the Placement Agent in connection with the offering and received cash proceeds totaling $500,000 and five-year warrants to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.60 per share as compensation.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Overview of Executive Compensation Objectives and Philosophy

Our Company’s Management’s objectives are to attract and retain highly competent executives and to compensate them based upon a pay-for-performance mentality.  Our current plan relies on goals and objectives agreed upon among the existing executive (officer and non-officer) group and our Company’s Board of Directors.  The achievement of such goals and objectives constitute requirements for continued employment, advancement with our Company and receipt of incentive bonus payments.  With respect to historical bonus payments, we note the following:

•

An employment retention bonus of 7.5% of our executive team’s annual salaries was paid during our third fiscal quarter ended June 30, 2009.

•

The first installment of a discretionary bonus for calendar year 2010 was paid totaling $50,000 to three executives (including one non-officer) in August 2010.

•

The second installment of the calendar year 2010 discretionary bonus totaling $176,000 was paid to executives (including non-officer executives) and three other employees in November 2010 (these bonuses pertained to our fiscal year ended September 30, 2011 and were recorded during our quarter ended December 31, 2010).

•

Bonuses of $57,500 and $45,000 were paid to our former Chief Executive Officer and Chief Financial Officer, respectively, in April 2011 pursuant to performance goals set related to the establishment of BMP debit card accounts.  Additional bonuses were paid to non-officer executives totaling $85,937 in April and May 2011 pursuance to similar performance metrics.  These bonuses pertained to our fiscal year ended September 30, 2011 and were recorded during our quarter ended June 30, 2011)

With the intent to increase short-term and long-term stockholder value, we have designed our executive compensation policies and practices to reward our Company’s executives based on:

•

Company performance;

•

Individual performance; and

•

The demonstration of leadership, team building skills and high ethical standards.

We include a significant equity component in our overall compensation to align the long-term interests of our executives with those of our stockholders.  Our executive compensation plan is designed to encourage the success of our executives as a team, rather than only as individual contributors, by attaining overall corporate goals.  In setting those goals, we consider the current and anticipated economic conditions in our market place and industry and the performance of other companies in our market place and industry.

Overall, we seek to employ executives that were not only qualified to fulfill the roles of the positions we require at the time of their hire, but who also have prior experience and demonstrated capabilities to function in a far larger and complex entity than where our Company is currently.  We believe it is critical that our executives be able to work in an environment without the support of staff subordinates which usually accompany a larger and more seasoned company.  Further, along with and given the benefit of maintaining continuity within the executive team, we highly desire executives that can adapt to what we hope will be a rapidly growing company.  Our executives must be able to not only fill many roles within their areas of expertise, but also to oversee other areas that may be outside their specialty.  Accordingly, we highly value the trait of adaptability.

In order to attract the type of talented executive we seek, we have found that these individuals value the potential large future rewards that come from long-term compensation arrangements in the form of stock ownership and stock option arrangements over current cash compensation.  Also, given the current early stage nature of our business and the accompanying premium we must place on cash, this allocation of compensation also currently benefits our Company.  Accordingly, we have structured our compensation arrangements accordingly.

Two of the three remaining members of our executive team were founders of Socialwise and have large holdings of our common stock.  By the very nature of their shareholdings in our Company, these executives’ personal financial well-being is closely tied to our Company’s long-term success.  Our Chief Financial Officer was employed after the acquisition of Socialwise.  Therefore we felt it was necessary in order to incentivize him in a similar manner to the other members of the executive team, to make substantial grants of stock options when he joined our Company and at the time we refocused our business in a new direction.  The grants made to Mr. Shultz reflected both our compensation philosophy and the results of negotiations between him and our Board of Directors at the time of the respective grants.  Unlike the stock options granted to Mr. Shultz, the common stock received by our Company’s other officers (at our Company’s founding) did not (and will not) result in noncash compensation expense required to be recognized in our Company’s results of operations.

Elements of Executive Compensation

Executive compensation consists of the following elements:

•

Base salary;

•

Annual incentive bonuses;

•

Long-term incentives; and

•

Retirement benefits under a 401(k) plan and generally available benefit programs.

Base Salary.  The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account his scope of responsibilities, qualifications, experience, prior salary and competitive salary information within our industry. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on the Company’s business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.

Annual Incentive Bonuses.  Our Company’s bonus plan’s year begins on January 1st and runs through December 31st.  Payments under future executive bonus plans that may be instituted will be based on achieving both personal and corporate goals. Personal goals will support our overall corporate goals and, wherever possible, contain quantitative components.  An executive officer’s success or failure in meeting some or all of these personal goals will affect the individual’s bonus amount. Corporate goals will consist of specific financial targets for the Company. For example, we would not expect to pay incentive bonuses prior to achieving an annual rate of revenues of at least $1 million, nor would we expect to pay incentive bonuses when we are forecasting needing to raise additional equity capital to fund operations.  We believe that offering significant potential income in the form of bonuses will allow us to attract and retain executives and to align their interests with those of our shareholders.

Long-Term Incentives.  Our long-term incentives consist of our Company’s Common Stock and stock option awards. The objective of these awards is to align the longer-term interests of our shareholders and our executive officers and to complement incentives tied to annual performance.  We have used stock options as our primary long-term equity incentive vehicle with respect to our Chief Financial Officer who joined our Company after its founding.  The remainder of our executives who are also Company founders are presently incentivized on a long-term basis by way of their shares of Common Stock received at the founding of our subsidiary BillMyParents-CA (that were subsequently exchanged for shares of our Company’s Common Stock in October 2007).  We have not adopted stock ownership guidelines.

401(k) and Other Benefits.  During the years ended September 30, 2010 and 2009, our executive officers were eligible to receive certain benefits available to all our employees on the same terms, including medical and dental insurance.  During the year, we also maintained a tax-qualified 401(k) Plan, which provides for broad-based employee participation.  Under the 401(k) Plan, all employees are eligible to receive matching contributions from the Company of 100% of employee contributions up to a maximum of 4% of the employees’ salaries, per year.  We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees.  We believe that the 401(k) Plan and medical and dental insurance benefits allow us to remain competitive for employee talent, and we believe that the availability of these benefit programs generally enhances employee productivity and retention.

Employment Agreements

On January 31, 2011, our Company entered into employment agreements with the three members of our executive team.  The agreements specify: 1) title and duties; 2) term of employment; 3) employee indemnification; 4) termination of employment; and 5) salary, fringe benefits and bonuses.  The full text of the employment agreements were filed as exhibits 10.39 and 10.40 to our Company’s quarterly report on Form 10-Q filed on February 1, 2011.  On May 1, 2011, we entered into an employment agreement with an additional non-officer member of our executive team covering the same specifics related to his employment with our Company.

The Impact of Tax and Accounting Treatments on Elements of Compensation

We have elected to award non-qualified stock options instead of incentive stock options to all grantees of our Company’s stock options that remain outstanding as of the date of this report.  All other options or warrants granted to advisors, Directors and consultants were non-qualified options or warrants in order to allow our Company to take advantage of the more favorable tax advantages associated with non-qualified stock options or warrants.

Internal Revenue Code Section 162(m) precludes the Company from deducting certain forms of non-performance-based compensation in excess of $1,000,000 to named executive officers. To date, we have not exceeded the $1,000,000 limit for any executive.  However, since stock-based awards comprise a significant portion of total compensation, the Board of Directors has taken appropriate steps to preserve deductibility for such awards in the future, when appropriate.

Our Rationale for Selecting a Particular Event to Trigger Payment under a Change of Control Agreement

We are required to make payments upon a change of control of our Company to only one employee, our Chief Financial Officer Jonathan Shultz.  Payments or benefits that would be required to be made to Mr. Shultz as a result of any change of control of our Company are as follows:

•

Mr. Shultz’s stock option grants provide that, in case of an Acquisition of the Company (as defined in Section 11(c)(i) of our Company’s 2007 Equity Incentive Plan), all of his stock options then outstanding shall become fully vested; and

•

On August 12, 2008, our Company entered into a change of control agreement with Mr. Shultz that calls for Mr. Shultz to be paid the cash value of 500,000 shares (as adjusted for any splits or combinations) of our Common Stock, or equivalent acquisition consideration, should our Company be acquired (as defined in the agreement) and he is in our Company’s employ on the date of the closing of the transaction.

We adopted these agreements with Mr. Shultz with defined trigger events for such compensation upon a termination following, or as a result of a change of control, in order to provide incentives for him to work for, instead of against, changes of control of the Company that align with our shareholders’ interests.  We do not believe similar agreements are necessary for our other members of management due to their significant existing ownership of Company common stock.

The amount of compensation for which Mr. Shultz would be eligible upon the Company’s acquisition, and in the event he remains employed with our Company on the date of the closing of the acquisition, would be the per share price for which the Company was acquired multiplied by 500,000.  Based on the closing price of our Common Stock on September 30, 2010 of $0.60, the cash payment that would be due to Mr. Shultz upon a change of control (as defined in the agreement) would be $300,000.

The agreement with Mr. Shultz defines a change of control as an “Acquisition” and states as follows.

Acquisition shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (the “Purchaser”) in which the shareholders of the Company prior to such consolidation or merger (but excluding any ownership by the Purchaser) own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company (collectively, a “Stock Purchase”); or (ii) a sale of all or substantially all of the assets of the Company (an “Asset Purchase”).

No other compensation or benefits would be due to Mr. Shultz based on agreements currently in place between him and our Company.  Mr. Shultz is the only executive with a change of control agreement as he is the only executive officer that does not have substantial holdings of our Common Stock as a result of being a Company founder.

The Level of Salary and Bonus in Proportion to Total Compensation

Because of the commonality of interests among our executives and our shareholders in achieving the sustained, long-term growth of the value of our stock, we seek to keep cash compensation in line with market conditions and, if justified by the Company’s financial performance, place emphasis on the ownership of Company stock and use of stock options as a means of obtaining significantly better than average compensation.  Our efforts to keep cash compensation in line with market conditions to date have been informal and based primarily on discussions with business colleagues in the local marketplace, consultation with a local benefits consulting firm and the review of widely available comparative salary data (specifically we make reference to the periodic publication by the San Diego Union-Tribune of San Diego public company executive salaries compiled from their Securities and Exchange Commission annual filings and to the survey State of CEO and CFO Pay – San Diego Public Companies published by Barney & Barney, LLC).   We also based our conclusions that our cash compensation was in line with market conditions based on our executives’ prior employment histories with other similar sized companies, in similar responsible positions.  We have not engaged in a practice of formal benchmarking of our executive compensation, but expect to formalize our compensation practices in the future should we be successful in growing our business.  Part of such formalization may take the form of benchmarking.  Because of the significant equity stake or equity incentives that our executives maintain in our Company, we believe their cash compensation and benefits received are modest in comparison to similar sized public companies.  We have not engaged the services of compensation consultants but may do so in the future.

Other Compensation

We intend to continue to maintain our current benefits for our executives, including medical and dental insurance coverage and the ability to contribute to a 401(k) retirement plan; however, our Board of Directors may in its discretion revise, amend or add to the executive’s benefits if it deems it advisable. The benefits currently available to the executives are also available to our other employees.

Compensation Committee

We do not have a standing compensation committee.  Our Board of Directors intends to establish such committee in the future.  At present, decisions concerning compensation matters are made by non-executive members of the Board of Directors based on recommendations made by members of our executive management.  With the recent resignation of the Chairman of our Board of Directors James Collas, the remaining members of our Company’s Board of Directors are non-executives.

Executive Compensation

In March and April 2008, our Company operated under severe shortages of cash.  During those months, our executives elected to defer a significant portion of their compensation.  This deferred compensation remains a liability of our Company at September 30, 2010.

The following table summarizes the compensation to our current and former named executive officers and Directors of our Company for the last two fiscal years ending September 30, 2010 and 2009.  Our executive officers are employed by our Company’s subsidiary, BillMyParents-CA.

SUMMARY COMPENSATION TABLE

Change in

Pension

Value and

Non-Qual.

Deferred

Stock

Option

Non-equity

Compens.

All Other

Salary

Bonus

Awards

Awards

Incentive

Earnings

 Comp.(1)(4)

Total

Position

Year

($)(5)

($)

($)(2)

($)(2)

Comp ($)

($)

($)

($)

James Collas

2010

230,000

25,000

0

0

0

0

9,833

264,833

2009

230,000

17,250

0

0

0

0

9,200

256,450

Former President and Chief Executive Officer, Former Director

Chris Nicolaidis (5)

2010

87,600

0

0

0

0

0

3,504

91,104

2009

172,800

12,960

0

0

0

0

7,430

193,190

Former Vice President Business Development, Current /Director

Jonathan Shultz (3)

2010

159,277

11,000

0

279,868

0

0

14,632

464,777

2009

172,800

12,960

0

745,800

0

0

7,430

938,990

Chief Financial Officer/Secretary/Treasurer

(1)

Our Company made group life, health, hospitalization and medical plans available for its employees, including the officers listed herein.

(2)

Refer to “Share-based Payments,” in the Notes to Consolidated Financial Statements to be included in the Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards.  Amounts included here are equal to the aggregate grant date fair value of option awards issued as computed in our accompanying financial statements for the fiscal years shown in accordance with FASB Accounting Stands Codification Topic 718.

(3)

Mr. Shultz was paid on a part-time basis from August 1, 2010 to September 3, 2010.

(4)

Amounts shown include matching contributions to the officers’ 401(k) retirement plans for all years presented.

(5)

Mr. Nicolaidis was employed part-time from February 2010 through April 2010 and then was on a leave of absence from that date through the time of this report.  Mr. Nicolaidis resigned as an officer of our Company on December 29, 2010 but remains an employee of our Company.

The above amounts with respect to compensation from option awards equaled the amounts that were recognized as compensation expense in our financial statements for the years ended September 30, 2010 and 2009.  The option award amounts were calculated in accordance with generally accepted accounting principles concerning share based payments.

Outstanding Equity Awards at September 30, 2010

Only one of our executive officers has outstanding equity awards through the date of this Prospectus.  Information as of the fiscal year ended September 30, 2010, including the value of the stock awards, with respect to our Company’s Chief Financial Officer Jonathan Shultz is as follows:

November 13, 2007 grant:

Number of securities underlying unexercised options exercisable:

1,092,500

Number of securities underlying unexercised options unexercisable:

-

Option exercise price:

$0.95

Option expiration date:

November 13, 2012

May 22, 2008 grant:

Number of securities underlying unexercised options exercisable:

1,317,500

Number of securities underlying unexercised options unexercisable:

-

Option exercise price:

$0.74

Option expiration date:

May 22, 2013

Shares for the respective grants vested 1/24 upon the grant date and then 1/24 each month until fully vested.

Information as of the fiscal year ended September 30, 2010, including the value of the stock award, with respect to our outside director, Mark Sandson, is as follows:

March 25, 2009 warrant issuance:

Number of securities underlying unexercised warrants exercisable:

50,000

Number of securities underlying unexercised warrants unexercisable:

   -

Warrant exercise price:

       $0.40

Warrant expiration date:

March 25, 2011

September 25, 2009 warrant issuance:

Number of securities underlying unexercised warrants exercisable:

100,000

Number of securities underlying unexercised warrants unexercisable:

   -

Warrant exercise price:

       $0.60

Warrant expiration date:

September 25, 2014

August 10, 2010 warrant issuance:

Number of securities underlying unexercised warrants exercisable:

350,000

Number of securities underlying unexercised warrants unexercisable:

   -

Warrant exercise price:

       $0.47

Warrant expiration date:

August 10, 2015

Additionally, our other non-officer directors Mr. Sucoff and Mr. Blech are holders of warrants to purchase our common stock received prior and subsequent to September 30, 2011.  None of their warrants were received in connection with their service on our Company’s Board of Directors.  Such warrants are detailed within the section “Security Ownership of Certain Beneficial Owners and Management.”

No options or warrants have been exercised by any of the grantees through the date of this Registration Statement.  We have recognized the aggregate grant date fair value of option awards issued in our accompanying statements of operations, computed in accordance with FASB Accounting Stands Codification Topic 718.

None of our directors, executives or employees participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by our Company.  None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by our Company.

Director Compensation

One of our current directors Chris Nicolaidis is an employee of the Company and is not compensated in his capacity as a director.  Our one outside director (during fiscal 2010) Mr. Sandson received warrants to purchase a total of 500,000 shares of our Common Stock at the exercise prices per share shown above and from October 2010 through May 31, 2011 was paid $1,000 per month.  On July 19, 2011, Messrs. Sandson, Blech and Sucoff received additional five-year warrants to purchase up to 450,000, 350,000 and 250,000 shares of common stock.  Mr. Sucoff also received cash compensation totaling $35,000 for additional services performed on behalf of our Company through the date of this registration statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions.  Our Company closely reviews transactions between the Company and persons or entities considered to be related parties (collectively “related parties”).  Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our common stock (or an immediate family member of these persons) has a direct or indirect material interest.  Transactions of this nature require the approval of our management and our Board of Directors.  We believe such transactions were at terms comparable to those we could have obtained from unaffiliated third parties.  Since October 1, 2007, we have not had any transactions in which any of our related parties had or will have a direct or indirect material interest, nor are any such transactions currently proposed, except for the reimbursement of expenses incurred in connection with the performance of duties on our Company’s behalf or for the reimbursement of legal expenses in connection with the recent purchase of shares of our common stock and warrants to purchase common stock by Mr. Isaac Blech (a member of our Board of Directors).

Parent Companies.  We do not have a parent company.

Director Independence.  Mr. Nicolaidis is not considered to be an independent director under the NASDAQ listing standards.  The Board has determined that Mr. Sandson and Mr. Blech are independent directors under the NASDAQ listing standards.  Our entire Board also serves as the audit committee of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 28, 2011, we had 83,958,392 shares of common stock and 6,800 shares of Series A Cumulative Convertible Preferred stock (the “Series A Preferred Stock”) issued and outstanding.  The Series A preferred stock is convertible into 2,060,607 shares of our Company’s Common Stock.  Options and warrants exercisable as of (or within sixty days of) July 27, 2011 total 54,416,847.  In determining the percentage of shares beneficially owned, we have used the sum of these common stock equivalent amounts or 140,435,846 shares as the total shares of common stock in order to determine the percentage of class beneficially owned on the table below.  The following table sets forth as of July 28, 2011, information regarding the beneficial ownership of our common stock with respect to (i) our officers and directors; (ii) by all directors and executive officers as a group; and (iii) all persons which the Company, pursuant to filings with the Securities and Exchange Commission (the “SEC”) and our stock transfer record by each person or group known by our management to own more than 5% of the outstanding shares of our common stock.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as our Series A Preferred stock, warrants or options to purchase shares of our common stock. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Officers and Directors
Isaac Blech (4)	42,912,500	30.56%
Cary Sucoff (6)	1,633,925	1.16%
Chris Nicolaidis	4,375,114	3.12%
Jonathan Shultz (2)	3,000,000	2.14%
Mark Sandson (3)	1,050,000	0.75%
All directors and executive officers as a group (5 persons)	52,971,539	37.72%
5% Stockholders
Isaac Blech (4)	42,912,500	30.56%
James Collas (5)	7,029,473	5.01%

(1)  Unless otherwise noted, the address is c/o BillMyParents, Inc. 6440 Lusk Blvd., Suite 200, San Diego California 92121.

(2)  Amounts are shares of common stock that would result from the exercise of currently exercisable outstanding options.

(3)  Amounts include shares of common stock that would result from the exercise of currently exercisable outstanding warrants to purchase 900,000 shares of our common stock.

(4)  Amounts include shares of common stock that would result from the exercise of currently exercisable outstanding warrants to purchase 20,412,500 shares of our common stock.

(5)  Former director, president and chief executive officer.

(6)  Amounts include 140,225 shares of common stock and 1,493,700 shares of common stock that would result from the exercise of currently exercisable outstanding warrants.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The following summary is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, a copy of which is filed as an exhibit to our previous filings with the SEC and incorporated herein by reference.

As of  July 27, 2011, there were 83,958,392 shares of common stock outstanding that were held of record by approximately 1,500 stockholders of record, and 6,800 shares of Series A convertible preferred stock (held by three shareholders) outstanding (convertible into 2,060,607 shares of common stock).  Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series A convertible preferred stock which are issued and outstanding, and any series of preferred stock that we may designate and issue in the future.

Our Series A convertible preferred stock has the following characteristics:

Face Value:  Each share of Series A Stock has a face value of $100 per share.

Voluntary Conversion:  Each share of Series A Stock is convertible at the election of the holders at any time into approximately 303 shares of our common stock, subject to increase under the anti-dilution provisions under the Certificate of Designation and the Subscription Agreement upon the occurrence of events as defined therein.

Dividends:  Except in the event of default under the terms of the Subscription Agreement, the Series A Stock pays no dividends.  In the event of an uncured default by the Company, the Series A Stock pays dividends of 12% per annum during the period our Company is in default as described under the Certificate of Designation.

Redemption:  The Series A Stock is not required to be redeemed by our Company.

Liquidation Rights:  Upon the occurrence of a liquidation event (as defined in the Certificate of Designation), the holders of Series A Stock will be repaid their full face value and cumulative accrued dividends prior to the receipt of any other class of preferred or common stock.

Forced Conversion:  We have the right to force conversion of each share of Series A Stock into approximately 303 shares of common stock at any time after December 12, 2008, provided our common stock has maintained a closing price of $1.00 per share for three consecutive trading days prior to conversion.

Voting Rights: Generally, our Series A Stock has no voting rights.

Covenants: The Subscription Agreement imposes certain covenants on us, including restrictions against incurring additional indebtedness, issuing any additional equity except certain permitted issuances, creating any liens on our property, amending our certificate of incorporation or bylaws in a manner which may adversely affect the Series A Stock holders, redeeming or paying dividends on shares of our outstanding common stock, and entering into certain related party transactions.

Warrants:  The warrants issued in connection with the sale of Series A Preferred Stock are 66 month warrants to purchase shares of our common stock at a price of $0.40 per share (as adjusted), subject to future adjustment, including full-ratchet anti-dilution protection.  We have the right under certain conditions to call the warrants.

Reset Provision:  The Subscription Agreement also contains a “favored nations” provision which provides that, other than in connection with the certain excepted issuances, until the sooner to occur of (i) thirty (30) months after the closing date, or (ii) until the Series A Stock is no longer outstanding, if our Company shall agree to or issue any common stock or securities convertible into or exercisable into common stock at a price per share or conversion or exercise price per share which is less than the conversion price for the Series A Stock or warrant exercise price in effect at such time, without the consent of each Series A Stock subscriber, then our Company must issue to each subscriber for each such occasion, additional shares of common stock so that the average per share price of the shares to be received upon conversion of the Series A Stock and warrants then owned by each subscriber is equal to such other lower price per share and the conversion price and warrant exercise price shall automatically be reduced to such other lower price.

We have reserved 5,000,000 shares of common stock for issuance pursuant to our 2007 Equity Inventive Plan (subject to the future approval by our shareholders of a previous act of our Company’s Board of Directors), of which 4,165,000 shares have been issued in the form of stock options as of July 27, 2011.

At July 27, 2011, we also have outstanding options and warrants to purchase shares of our common stock as follows:

Option and Warrant Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
298,196	1.31	298,196	4th Qtr, 2011
2,580,036	0.60	2,580,036	1st Qtr, 2012
2,181,250	0.58	2,181,250	2nd Qtr, 2012
1,110,313	0.59	1,110,313	3rd Qtr, 2012
1,207,244	0.60	1,207,244	4th Qtr, 2012
337,000	0.65	337,000	1st Qtr, 2013
500,000	0.55	500,000	2nd Qtr, 2013
295,000	0.62	295,000	3rd Qtr, 2013
-	-	-	4th Qtr, 2013
2,471,213	0.43	2,471,213	1st Qtr, 2014
1,616,667	0.47	741,673	2nd Qtr, 2014
910,000	0.64	850,000	3rd Qtr, 2014
900,000	0.51	900,000	4th Qtr, 2014
1,476,600	0.51	1,414,098	1st Qtr, 2015
1,171,500	0.52	1,171,500	2nd Qtr, 2015
159,000	0.67	159,000	3rd Qtr, 2015
1,358,777	0.46	1,358,777	4th Qtr, 2015
10,461,560	0.54	10,461,560	1st Qtr, 2016
13,242,000	0.48	7,123,238	2nd Qtr, 2016
14,378,000	0.43	14,378,000	3rd Qtr, 2016
4,050,000	0.48	4,050,000	4th Qtr, 2016
60,704,356		53,588,098

Certain of the $0.40 and $0.60 (exercise price) warrants have a call provision that allows our Company to require them to be exercised if we have registered the underlying shares of common stock and if the common stock maintains a closing market price of $1.00 per share for three consecutive trading days (subject to certain limitations).   Certain of the $0.40 and $0.60 warrants also carry additional provisions in favor of the warrant-holders including: (1) severe penalties for failure to timely deliver underlying share certificates upon exercise; 2) anti-dilution adjustments for any future issuances of common stock at prices less than the exercise price of the warrants; 3) cashless exercise provisions; and 4) piggy-back registration rights.

DISCLOSURE OF COMMISSION POSITION
OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·

diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·

putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·

effecting an acquisition that might complicate or preclude the takeover.

The Colorado Corporations and Associations Act (“Colorado Corporate Law”), with certain exceptions, permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Colorado Corporate Law. The indemnification provided by Colorado Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Steven James Davis, A Professional Corporation, in San Diego, California.

EXPERTS

The consolidated financial statements as of September 30, 2010 and 2009 and for the years then ended included in this Preliminary Prospectus and in the Registration Statement have been so included in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, the report on the financial statements contains an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis, and no expert or counsel will receive a direct or indirect interest in the Company or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.  Mr. Davis, the principal of Steven James Davis, A Professional Corporation, is a shareholder of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-1, and amendments thereto, under the Securities Act relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement, as amended. This prospectus constitutes the prospectus of the Company, filed as part of the registration statement, as amended, and it does not contain all information in the registration statement, as amended, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference room of the SEC at 100 F. Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's website at http://www.sec.gov.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete.  You should refer to the copy of such contract or other document that we have filed as an exhibit to the registration statement, as amended, of which this prospectus is a part, for complete information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We furnish our stockholders with annual reports containing audited financial statements.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets at September 30, 2010 and 2009

Consolidated Statements of Operations for the years ended September 30, 2010 and 2009

Consolidated Statements of Changes in Stockholders’ Deficiency for the years ended September 30, 2010 and 2009

Consolidated Statements of Cash Flows for the years ended September 30, 2010 and 2009

Notes to Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of March 31, 2011 (unaudited) and September 30, 2010

Condensed Consolidated Statements of Operations (unaudited) for the three and six months ended March 31, 2011 and 2010

Condensed Consolidated Statements of Cash Flows (unaudited) for the six months ended March 31, 2011 and 2010

Notes to Condensed Consolidated Financial Statements (unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:

Socialwise, Inc.

We have audited the accompanying consolidated balance sheets of Socialwise, Inc., as of September 30, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Socialwise, Inc., at September 30, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company has incurred net losses since inception and has an accumulated deficit and stockholders’ deficiency at September 30, 2010.  These and other factors discussed therein raise a substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to those matters are also described in Note 1.  The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method for accounting for certain of its outstanding warrants as derivative liabilities in the year ended September 30, 2010 of due to the adoption of newly issued accounting guidance.

.

/s/ BDO USA, LLP

La Jolla, California

December 28, 2010

SOCIALWISE, INC.
Consolidated Balance Sheets
September 30, 2010 and 2009

	2010	2009

Assets
Current assets:
Cash and cash equivalents	$730,361	$322,215
Prepaid interest and financing costs	59,162	21,250
Other current assets	88,734	9,624

Total current assets	878,257	353,089

Property and equipment, net of accumulated depreciation of
$31,861 ($17,553 - 2009)	11,065	25,373
Other assets	5,052	5,052

	$894,374	$383,514

Liabilities and Stockholders' Equity Deficiency

Current liabilities:
Accounts payable and accrued liabilities	$211,844	$165,596
Accrued interest	9,248	-
Accrued and deferred personnel compensation	65,072	91,171
Notes payable	1,221,305	645,206
Derivative liabilities	870,321	-
Other current liabilities	13,319	13,694

Total current liabilities	2,391,109	915,667

Commitments and contingencies

Stockholders’ deficiency:
Series A convertible preferred stock; $0.001 par value; 10,000,000 shares authorized; 8,120 shares issued and outstanding
(8,600 - 2009); liquidation preference of $812,000 ($860,000 - 2009)	8	9
Common stock; $0.001 par value; 120,000,000 shares authorized; 52,756,295
shares issued and outstanding (44,723,197 - 2009)	52,756	44,723
Additional paid-in capital	17,731,817	11,776,218
Accumulated deficit	(19,281,316)	(12,353,103)

Total stockholders' (deficiency)	(1,496,735)	(532,153)

	$894,374	$383,514
See accompanying notes.

SOCIALWISE, INC.
Consolidated Statements of Operations
For the years ended September 30, 2010 and 2009

	2010	2009

Revenues	$6,675	$-
Cost of revenues	6,173	-

Gross margin	502	-

Operating expenses:
Selling and marketing	2,522,978	840,150
Loss due to impairment of intangible assets	-	209,119
Operations, general and administrative	3,622,003	4,630,926

Total operating expenses	6,144,981	5,680,195

Loss from operations	(6,144,479)	(5,680,195)

Nonoperating income (expense):
Interest expense	(872,779)	(210,206)
Interest income	1,301	13,914
Change in fair value of derivative liabilities	87,744	-

	(783,734)	(196,292)

Net loss and comprehensive net loss	$(6,928,213)	$(5,876,487)

Basic and diluted net loss per share	$(0.14)	$(0.14)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	49,241,192	42,509,683

See accompanying notes.

SOCIALWISE, INC.
Consolidated Statements of Changes in Stockholders' Deficiency
For the years ended September 30, 2010 and 2009

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficiency

Balance at September 30, 2008	12,000	$12	39,766,580	$39,767	$7,716,515	$(6,476,616)	$1,279,678
Conversions of preferred stock to common stock	(3,400)	(3)	1,030,304	1,030	(1,027)	-	-
Issuance of common stock and warrants for cash, less issuance costs	-	-	2,769,375	2,769	1,835,481	-	1,838,250
Issuance of common stock for consulting and programming services	-	-	254,000	254	134,926	-	135,180
Issuance of common stock in payment of fund raising commissions	-	-	452,938	453	(453)	-	-
Issuance of common stock in connection with notes payable issuance	-	-	400,000	400	159,600	-	160,000
Exercise of warrants to purchase common stock	-	-	50,000	50	18,450	-	18,500
Stock based compensation from stock options and warrants	-	-	-	-	1,912,726	-	1,912,726
Net loss	-	-	-	-	-	(5,876,487)	(5,876,487)

Balance at September 30, 2009	8,600	9	44,723,197	44,723	11,776,218	(12,353,103)	(532,153)
Cumulative effect of change in accounting principle	-	-	-	-	(688,399)	-	(688,399)
Conversions of preferred stock to common stock	(480)	(1)	145,453	145	(144)	-	-
Issuance of common stock and warrants for cash, less issuance costs	-	-	6,522,075	6,522	2,378,229	-	2,384,751
Exercise of warrants to purchase common stock	-	-	151,515	152	60,455	-	60,607
Retirement of common stock	-	-	(875,000)	(875)	875	-	-
Issuance of common stock for consulting and programming services	-	-	1,864,055	1,864	832,968	-	834,832
Stock based compensation from stock options and warrants	-	-	-	-	2,696,090	-	2,696,090
Issuance of common stock in connection with notes payable	-	-	225,000	225	163,025	-	163,250
Beneficial conversion feature in connection with notes payable issued	-	-	-	-	512,500	-	512,500
Net loss	-	-	-	-	-	(6,928,213)	(6,928,213)

Balance at September 30, 2010	8,120	$8	52,756,295	$52,756	$17,731,817	$(19,281,316)	$(1,496,735)
See accompanying notes.

SOCIALWISE, INC.
Consolidated Statements of Cash Flows
For the years ended September 30, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net loss	$(6,928,213)	$(5,876,487)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation expense	14,308	14,309
Stock based compensation	2,795,479	1,912,726
Interest expense recognized in connection with beneficial conversion
feature of note payable	512,500	-
Consulting and programming services rendered in exchange for common stock and warrants	834,832	245,546
Change in fair value of derivative liabilities	(87,744)	-
Loss due to impairment of intangible assets	-	209,119
Amortization and accretion of interest expense	299,532	210,206
Changes in operating assets and liabilities:
Other assets	(29,110)	(1,121)
Accounts payable and accrued liabilities	46,248	(174,768)
Accrued interest	9,248	-
Accrued and deferred personnel compensation	(26,099)	26,099
Other liabilities	(375)	188

Cash flows from operating activities	(2,559,394)	(3,434,183)

Cash flows from investing activities:
Purchases of property and equipment	-	(31,208)
Additions to intangible assets	-	(22,176)

Cash flows from investing activities	-	(53,384)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	2,384,751	1,838,250
Net proceeds from issuances of notes payable	950,000	573,750
Repayments of note payable	(427,818)	-
Proceeds from exercise of warrants	60,607	18,500

Cash flows from financing activities	2,967,540	2,430,500

Change in cash and cash equivalents during period	408,146	(1,057,067)

Cash and cash equivalents, beginning of period	322,215	1,379,282

Cash and cash equivalents, end of period	$730,361	$322,215

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$1,500	$-

Noncash investing and financing transactions:
Warrants issued in connection with notes payable	$170,277	$-
Common stock issued in connection with note payable	$163,250	$160,000

See accompanying notes.

Socialwise, Inc.

Notes to Financial Statements

1.

Basis of Presentation

Socialwise, Inc. (hereinafter referred to as “we” or “the/our Company”) is a Colorado corporation.  Through our subsidiary incorporated in the state of California, Socialwise, Inc. (“Socialwise-CA”), we seek to facilitate online and traditional retail commerce through payment systems for young people.  We are a publicly traded company trading on the OTC Bulletin Board under the symbol “SCLW.”  The accompanying consolidated financial statements include the accounts of our Company and Socialwise-CA as of and through September 30, 2010.  All intercompany amounts have been eliminated in consolidation.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern.   However, we have incurred net losses, have a net working capital deficiency, have a deficit in stockholders’ equity as of September 30, 2010 and have yet to establish profitable operations.  These factors among others create a substantial doubt about our ability to continue as a going concern.  Although we currently estimate that we have sufficient funds to maintain our Company’s operations through September 30, 2011 even in the absence of our planned levels of revenues and gross margin, there remains uncertainty in the event of unforeseen costs or expenses that may arise.  This uncertainty could have an adverse effect on our ability to continue as a going concern through or significantly beyond September 30, 2011.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In response to our Company’s cash needs, subsequent to September 30, 2010 and through the date of this report, we sold additional common stock and warrants as described in our subsequent events footnote that follows.  We also currently estimate (although there can be no assurance) that we will soon consummate the proposed sale of additional equity through the sale of unregistered shares of our Company’s common stock (accompanied by warrants to purchase our common stock) with similar terms to financing already completed in our first quarter of fiscal 2011.  All additional amounts raised will be used for our future investing and operating cash flow needs.  However there can be no assurance that we will be successful in consummating such financing.

2.

Summary of Significant Accounting Policies

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue at the time a product or service is purchased or contracted for by customers, the product has been shipped or the service rendered, the selling price and our commission for the transaction is fixed, collection is reasonably assured and when both title and risk of loss transfers to the customer, provided no significant obligations remain.  Cash to be received in advance of the satisfaction of the criteria for revenue recognition will be deferred until such time as the criteria are satisfied.  We do not anticipate collecting sales taxes in the future in connection with our products or services.

Accounting Standards Codification (“ASC”) Topic 605 Revenue Recognition also provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policies are appropriate and in accordance with generally accepted accounting principles and Accounting Standards Codification (“ASC”) Topic 605.

We have deferred revenues from cash received in connection with unredeemed gift cards sold prior to September 30, 2008.  Deferred revenues totaled $13,319 at September 30, 2010 ($13,694 at September 30, 2009).

Cash and cash equivalents

We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.

Socialwise, Inc.

Notes to Financial Statements

From time to time, we have maintained bank balances in excess of insurance limits established by the Federal Deposit Insurance Corporation.  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets (generally three to five years).  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Valuation of Long-Lived Assets

We record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the estimated fair value of the assets.

We perform periodic reviews of the carrying value of our long-lived assets to be held and used, including certain identifiable intangible assets, on a periodic basis or whenever evidence comes to our attention that such impairment might have occurred.  During the three months ended September 30, 2009, we performed such a review of our intangible assets that consisted primarily of costs incurred in connection with a patent application related to group gifting acquired in March 2008.  Our review concluded that given the uncertainty surrounding our eventual exploitation of this intellectual property, it was impracticable to reliably forecast future cash flows therefrom.  Accordingly, we recorded a charge for the complete impairment of the intangible asset totaling $209,119 during the year ended September 30, 2009.

Income Tax Expense Estimates and Policies

As part of the income tax provision process of preparing our financial statements, we are required to estimate our Company’s provision for income taxes.  This process involves estimating our current tax liabilities together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities.  Management then assesses the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent believed that recovery is not likely, a valuation allowance is established.  Further, to the extent a valuation allowance is established and changes occur to this allowance in a financial accounting period, such changes are recognized in our tax provision in our consolidated statement of operations.  We use our judgment in making estimates to determine our provision for income taxes, deferred tax assets and liabilities and any valuation allowance is recorded against our net deferred tax assets.

There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a future valuation allowance against our deferred tax assets.  We recognize the benefit of an uncertain tax position taken or expected to be taken on our income tax returns if it is “more likely than not” that such tax position will be sustained based on its technical merits.

Stock Based Compensation

We account for stock based compensation arrangements through the measurement and recognition of compensation expense for all stock based payment awards to employees and directors based on estimated fair values.  We use the Black-Scholes option valuation model to estimate the fair value of our stock options and warrants at the date of grant.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of options and warrants.  We use historical company data among other information to estimate the expected price volatility and the expected forfeiture rate and not comparable company information, due to the lack of publicly traded companies that exist in our industry.

Derivatives

We account for certain of our outstanding warrants as derivative liabilities, in accordance with newly issued guidance effective with our fiscal year ending September 30, 2010.  These derivative liabilities were determined to be ineligible for equity classification due to provisions of the respective instruments that may result in an adjustment to their conversion or exercise prices.  The beginning balance of our Company’s derivative liabilities outstanding were valued at $688,389 and resulted in a reclassification from stockholders’ equity to derivative liabilities during the year ended September 30, 2010.  This reclassification was accounted for as a cumulative effect of a change in accounting principle and is reflected in the accompanying consolidated statement of changes in stockholders’ deficiency for the year then ended.  Derivative liabilities which arose from the issuance of warrants during our fiscal year ended September 30, 2010 (less reductions in derivative liabilities outstanding and changes to the fair value of derivative liabilities) resulted in an ending balance in derivative liabilities of $870,321 (shown in the accompanying balance sheet at September 30, 2010).

Socialwise, Inc.

Notes to Financial Statements

We recognized a change in fair value of derivatives for the year ended September 30, 2010 totaling $87,744.  Subsequent changes to the fair value of the derivative liabilities will require adjustments to their carrying value that will be recorded as other income (in the event that their value decreases) or as other expense (in the event that their value increases).  In general, we will record income when the market value of our common stock decreases and will record expense when the value of our stock increases.  The fair value of these liabilities is estimated using option pricing models that are based on the individual characteristics of our warrants, preferred and common stock, the derivative liability on the valuation date as well as assumptions for volatility, remaining expected life, risk-free interest rate and, in some cases, credit spread.

Net Loss per Share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.  Potentially dilutive securities totaling 2,535,525 and 3,887,839 shares at September 30, 2010 (3,114,861 and 4,910,858 shares at September 30, 2009) were excluded from historical basic and diluted earnings per share, respectively, due to their anti-dilutive effect.

Financial Instruments

Our financial instruments are cash and cash equivalents, accounts payable and notes payable. The recorded values of cash and cash equivalents and accounts payable approximate their fair values based on their short-term nature.  The notes payable approximate fair value given their current terms and market interest rates.

Advertising

We will expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.  As of the date of this quarterly report, we are currently not involved in disputes, litigation and other legal actions.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  The new guidance is effective for our Company beginning October 1, 2010.  The Company is evaluating the impact of this pronouncement but does not expect the adoption to have a material impact on its financial statements.

In October 2009, the FASB issued new accounting guidance for revenue recognition with multiple deliverables. The new guidance affects the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. Additionally, the guidance modifies the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of revenue recognition in accounting for multiple deliverable arrangements. The guidance will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and will be effective for us in the first quarter of fiscal year 2011. We are currently assessing the impact that the guidance may have on our consolidated financial statements upon adoption in fiscal year 2011.

Socialwise, Inc.

Notes to Financial Statements

3.

Finder Agreement and Agreements for Investor Relations Services

Finder Services

We entered into a Finder Agreement (“Finder Agreement”) effective June 1, 2008 with SPN Investments, Inc. (“SPN”).  The Finder Agreement calls for SPN or its designees to be paid a finder’s fee (in cash or our Company’s equity securities) of 10% of all debt or equity funds raised by the Company where SPN acts as a Finder.  The Finder Agreement (as amended and supplemented as of August 12, 2009) also called for the issuance to SPN of up to 500,000 of our Company’s restricted common shares along with five year warrants to purchase 175,000 shares of common stock with an exercise price of $1 per share as follows:

•

SPN received one share of common stock for each $10 of gross proceeds raised from sales of our Company’s preferred or common stock; up to a maximum of 500,000 shares of common stock (100,500 shares of the remaining total consideration of 500,000 shares were earned during the nine months ended June 30, 2010 and accounted for as an issuance cost in consideration with the shares sold).

•

SPN received 175,000 vested five year warrants in May 2009 with an exercise price of $1.00 per share.

Investor Relations Services

During the year ended September 30, 2010, we issued 1,209,555 shares of our common stock to Kay Holdings, Inc. (“Kay”) and its designees under agreements with Kay for the provision of investment related services.  During the year ended September 30, 2010, we issued two year term warrants with exercise prices of $0.60 per share to purchase 671,250 shares of our common stock to Kay and its designees in exchange for related services it performed on our Company’s behalf.  Kay and SPN have a common principal officer.  Our Company recognized noncash expenses in connection with the services performed on its behalf by Kay totaling $491,432 during the year ended September 30, 2010.

On June 24, 2010, we entered into an agreement with Iroquois Capital (“Iroquois”) for the provision of financial advisory services.  Under the terms of the agreement with Iroquois, they were granted warrants to purchase 450,000 shares of our common stock at a price of $0.40 (as subsequently adjusted) per share.  The warrants have a term of four years and include anti-dilution provisions and a provision for cashless exercise.  Our Company recognized noncash expenses in connection with the services performed on its behalf totaling $99,389 during the year ended September 30, 2010.

On April 28, 2010, we entered into an agreement with Maxim Group LLC (“Maxim”) to act as a non-exclusive placement agent for the sale of additional equity securities of our Company.  Under the terms of the agreement with Maxim, they will receive a cash payment equaling 10% of the proceeds raised from investors introduced to the Company by Maxim and warrants to purchase between ten and twenty percent of the shares of our common stock placed by Maxim at terms similar to those sold to the investors introduced by Maxim.  In a related agreement, we granted Equity Source Partners, LLC (“ESP”) warrants to purchase up to (as amended) 650,000 additional shares of our common stock at terms similar to those sold to the investors introduced by Maxim.

On August 24, 2009, we entered into a non-exclusive agreement with ESP to provide financial assistance in connection with fund raising activities.  Under the agreement (as subsequently revised), we issued ESP 50,000 shares of our Company’s restricted common stock and pay them or their designees: 1) up to 8% (as amended) of the cash raised by ESP or its associates on our Company’s behalf; and 2) a five year warrant to purchase one share of common stock for each 25 shares sold at the exercise price of $0.60 per share.  During the year ended September 30, 2010, ESP or its designees earned cash totaling $114,400 and warrants to purchase 143,000 shares of our common stock under the agreement.

On May 8, 2009, we entered into an agreement with an individual (the “Advisor”) to provide strategic advisory services to our Company through May 2011, unless cancelled by either the Company or the Advisor after November 2009.  During the year ended September 30, 2010, the Advisor earned 140,000 shares of common stock under the agreement and warrants to purchase 140,000 shares (at $1.00 per share) of our common stock (in addition to consideration received during the year ended September 30, 2009 of 150,000 common shares and warrants to purchase 100,000 shares of common stock at $1.00 per share).  Noncash charges to operations during the year ended September 30, 2010 in connection with our issuance of common shares and warrants to the Advisor totaled $57,400 and $66,640, respectively ($69,000 and $39,000, respectively during the year ended September 30, 2009).

In April 2010 and November 2008, we entered into agreements with Two Eight, Inc. (“Two Eight”) to provide investor relations services through June 30, 2010 and 2009, respectively, to our Company in exchange for 150,000 shares of our common stock (April 2010) and $100,000 in cash (November 2008).  We recognized general and administrative expenses totaling $60,000 and $100,000 during the years ended September 30, 2010 and 2009, respectively.

Socialwise, Inc.

Notes to Financial Statements

4.

Sales of Preferred Stock, Common Stock and Warrants

During the year ended September 30, 2010, we entered into subscription agreements with 79 accredited investors pursuant to which we issued 6,522,075 shares of our common stock and warrants to purchase an additional 4,846,556 shares of our common stock with an exercise price of $0.60 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $2,617,830 ($2,384,751 net of expected expenses totaling $233,079).  SPN, Kay and ESP assisted our Company in connection with the transactions and they and their designees earned the fees and commissions therewith.

During the year ended September 30, 2010, we issued 264,000 shares of common stock to a contractor in exchange for services performed in the current and prior fiscal years.  In connection with the issuance of shares, we recognized expenses of $136,000 and $28,000 during the years ended September 30, 2010 and 2009, respectively.

From July 1, 2009 through September 30, 2009, we entered into subscription agreements with 24 accredited investors pursuant to which we issued 735,000 shares of our common stock and warrants to purchase an additional 183,750 shares of our common stock with an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $367,500 ($330,750 net of cash commissions paid to two designees of SPN totaling $36,750).   As further consideration for its services related to the sale of our common stock, our Company issued an additional 36,750 shares to SPN.

From November 20, 2008 through December 19, 2008, we entered into subscription agreements with nine accredited investors pursuant to which we issued 2,034,375 shares of our common stock and warrants to purchase an additional 508,594 shares of our common stock at an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $1,627,500 ($1,507,500 net of cash expenses totaling $120,000).  SPN acted as a Finder in connection with the transaction and directed the payment of fees earned in connection with the funds raised totaling $162,750 to three recipients who assisted in the fund raising.  The fees were paid in cash ($120,000) and equity of our Company.  The equity portion of the Finder fee compensation consisted of 53,438 shares of our unregistered common stock and two year warrants to purchase an additional 13,360 shares of our common stock at an exercise price of $1.00 per share.  As further consideration for its services related to the sale of our common stock, our Company issued an additional 162,750 shares to SPN.

At September 30, 2010, we have 8,120 shares of Series A Cumulative Convertible Preferred Stock (the “Series A Stock”) outstanding along with warrants with an expiration date of December 12, 2013 to purchase an additional 2,121,213 shares of our common stock at an exercise price of $0.40 per share (as adjusted).

The following summarizes the terms of the preferred stock and warrants outstanding:

Face Value:  Each share of Series A Stock has a face and par value of $100 and $.001 per share, respectively.

Voluntary Conversion:  Each share of Series A Stock is convertible at the election of the holders at any time into approximately 303 shares of our common stock, subject to increase under the anti-dilution provisions under the Certificate of Designation and the Subscription Agreement upon the occurrence of events as defined therein.

Dividends:  Except in the event of default under the terms of the Subscription Agreement, the Series A Stock pays no dividends.  In the event of an uncured default by the Company, the Series A Stock pays dividends of 12% per annum during the period our Company is in default as described under the Certificate of Designation.

Redemption:  The Series A Stock is not required to be redeemed by our Company.

Liquidation Rights:  Upon the occurrence of a liquidation event (as defined in the Certificate of Designation), the holders of Series A Stock will be repaid their full face value and cumulative accrued dividends prior to the receipt of any other class of preferred or common stock.

Forced Conversion:  We have the right to force conversion of each share of Series A Stock into approximately 303 shares of common stock at any time after December 12, 2008, provided our common stock has maintained a closing price of $1.00 per share for three consecutive trading days prior to conversion.

Voting Rights: Generally, our Series A Stock has no voting rights.

Covenants: The Subscription Agreement imposes certain covenants on us, including restrictions against incurring additional indebtedness, issuing any additional equity except certain permitted issuances, creating any liens on our property, amending

Socialwise, Inc.

Notes to Financial Statements

our certificate of incorporation or bylaws in a manner which may adversely affect the Series A Stock holders, redeeming or paying dividends on shares of our outstanding common stock, and entering into certain related party transactions.

Reset Provision:  The Subscription Agreement also contains a “favored nations” provision which provides that, other than in connection with the certain excepted issuances, until the sooner to occur of (i) thirty (30) months after the closing date, or (ii) until the Series A Stock is no longer outstanding, if our Company shall agree to or issue any common stock or securities convertible into or exercisable into common stock at a price per share or conversion or exercise price per share which is less than the conversion price for the Series A Stock or warrant exercise price in effect at such time, without the consent of each Series A Stock subscriber, then our Company must issue to each subscriber for each such occasion, additional shares of common stock so that the average per share price of the shares to be received upon conversion of the Series A Stock and warrants then owned by each subscriber is equal to such other lower price per share and the conversion price and warrant exercise price shall automatically be reduced to such other lower price.

The preferred stock is convertible into our common stock at an effective price of $0.33 per share, while the warrants to purchase common stock have an exercise price of $0.40 per share (as adjusted for sales of our common stock at $0.40 per share in October 2009).  Due to the embedded nature of the preferred stock conversion feature, the immediate convertibility of the preferred shares and the beneficial conversion feature that was in excess of the relative value of the preferred stock, we recorded a deemed dividend to preferred shareholders of $891,466 as of the date of the completion of the Subscription Agreement.  During the years ended September 30, 2010 and 2009, the holders of preferred stock converted a total of 480 and 3,400 shares of preferred stock into 145,453 and 1,030,304 shares of common stock, respectively.

5.

Notes payable

On August 13, 2010, we entered into a Convertible Promissory Note Agreement (the “$1M Note”) with an individual (the “Holder”), an accredited investor, payable for $1,000,000 at 5% interest, due February 13, 2011 (the “Maturity Date”).  At any time prior to the maturity date, the $1M Note and any accrued but unpaid interest may be converted at the Holder’s election into shares of the Company’s restricted common stock at a price of $0.40 per share (adjusted for stock splits or similar events).  On November 24, 2010, the Holder converted the $1M Note into 2,500,000 shares of Company common stock under the terms described below.

In addition the Holder was issued warrants to purchase up to 625,000 shares of the Company’s restricted common stock at a price of $0.40 per share pursuant to a Warrant Agreement (the “Warrant”) with a five year term executed concurrently between the Holder and Company; provided, however, in the event that Holder elects to convert the Note, upon conversion of the $1M Note the Holder shall be issued warrants to purchase up to an additional 1,250,000 shares of the Company’s restricted common stock at an exercise price of $0.40 per share pursuant to the terms of a warrant agreement (the “Additional Warrant”) in the same form as the Warrant.

The following summarizes other terms under the $1M Note and Warrant Agreements:

Prepayment Penalty.  None, upon written agreement to pre-pay from Holder.

Voting Rights under $1M Note. None.

Security Interest.  The $1M Note is unsecured.

Guarantee.  None.

Mandatory Early Repayment.  The Holder may elect repayment to commence within twenty days after the Initial Closing of the Minimum Offering of $2,000,000 described in our Company’s Confidential Private Placement Memorandum dated August 3, 2010 (the “PPM”), at which point our Company shall make equal installment payments to Holder beginning within twenty days after date of closing and continuing every 30 days thereafter until the Maturity Date.

Events of Default. The Financing Documents contain events of default, including, without limitation: (i) our uncured failure to timely pay any payment due under the $1M Note when due; (ii) our uncured breach of any material covenant, representation, warranty or other material term or condition of any material agreement; (iii) any bankruptcy event under which our Company shall be subject. Upon the occurrence of an uncured event of default, the Note holder would be entitled to demand the entire amount outstanding under the $1M Note to be immediately due and payable.

Socialwise, Inc.

Notes to Financial Statements

Covenants.  The Financing Documents contain certain covenants on our Company including, without limitation, requirements on our Company and its subsidiary Socialwise-CA, regarding: (i)  all shares of capital stock issued upon the conversion of the $1M Note shall be validly issued, fully paid and non-assessable, and (ii) our Company will not, by amendment of its Certificate of Incorporation or By-Laws or other organizational document, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the $1M Note, and shall take action as may be necessary or appropriate to protect the rights of the Holder against impairment or dilution.

Subsequent Equity Sales.  The Warrant also provides that if, at any time while the Warrant is outstanding, our Company issues additional shares of common stock or common stock equivalents at an effective price per share which is less than $0.40, the Warrant exercise price shall be reduced to the lower price issuance.  The provision does not apply to certain issuances of excluded common stock and common stock equivalents which are described in the Warrant.

Impact on Prior Anti-Dilution Provisions.  Issuance of the warrants triggered a full-ratchet anti-dilution provision within the financial advisory agreement executed with Iroquois (the effect of issuance of the warrants described above reduced the exercise price on the 450,000 warrants issued to Iroquois from $0.60 to $0.40 per share).

We accounted for the $1M Note by allocating the proportional fair value of the warrants issued therewith of $170,277 to the warrants which was an addition to derivative liabilities at the date of their issuance.  The remaining face value of the $1M Note was discounted by that amount to $762,500 at inception and the discount will be accreted over the six month term of the note on the interest method.  The accreted value of $818,648 is included in notes payable in the accompanying balance sheet at September 30, 2010.  Accrued interest on the note totaling $6,528 at September 30, 2010 is included in the accompanying balance sheet’s total of accrued interest.

Additionally, we recognized the difference between the discounted conversion price of our common stock and its prior day’s closing price as a beneficial conversion feature.  We also included the beneficial conversion feature of the 1,250,000 shares of common stock covered by the additional warrant to be awarded upon conversion.  The total beneficial conversion feature of $512,500 was recognized as interest expense at the time of the inception of the Note.

We incurred costs in connection with procuring the note in the form of $50,000 paid to Maxim.  Upon payment of the commission, we capitalized the total paid and are amortizing it to interest expense on the interest method through the maturity of the $1M Note.  Included in prepaid interest on the accompanying balance sheet at September 30, 2010 is the unamortized portion of the commission totaling $36,717.  Interest expense recognized in connection with the $1M Note through September 30, 2010 (excluding amounts charged for the recognition of the beneficial conversion feature noted above) totaled $236,393.

On March 31, 2009, we issued a 12% Senior Note (the “Note”) payable for $750,000 due December 31, 2009, and 400,000 shares of our Company’s restricted common stock.  This financing transaction resulted in net proceeds to us of $573,750, after deducting discounts, prepaid interest expense, and fees totaling $63,750 paid in connection with the transaction.  The Note was neither convertible nor secured and carries certain operating and other covenants as well as prescribing certain events of default.  Upon the occurrence of an uncured event of default, the Note holder would be entitled to demand repayment of the entire amount outstanding under the Note multiplied by 115% and all remaining amounts outstanding would accrue interest at the rate of 20% per annum.

Under the original terms of the Note, we were required to use no less than 50% of the proceeds of any subsequent equity or debt financing to repay the Note during the time that the Note remains outstanding.  In November 2009, the Note holder agreed to revise the required repayments under the Note due to future financings to payments of $25,000, $250,000 and $100,000 on October 30, 2009, November 20, 2009 and December 15, 2009, respectively (which required payments the Company made).  On December 28, 2009, the Company exercised its option (with the issuance of 75,000 shares of our common stock to the Note holder) to extend the maturity date of the Note to February 28, 2010.

In February and May 2010, the Note holder agreed to further extensions of the maturity date of the Note (now maturing on February 28, 2011) in exchange for a total of 150,000 shares of our common stock and the added option to convert the Note into shares of our common stock at the rate of $0.40 per share.  The value of all additional shares issued to the Note holder totaling $96,750 was accounted for as prepaid interest expense at the time of issuance and was amortized through the revised maturity dates.  We recognized the convertibility feature granted to the Note holder in February 2010 as a beneficial conversion feature which equaled the difference between the closing market price of our stock at the time of the grant ($0.47) less the conversion price ($0.40), multiplied by the number of shares into which it was convertible (950,000) or $66,500.  The value of the convertibility feature granted was amortized through May 2010.  During the years ended September 30, 2010 and 2009, we recognized interest expense in connection with all of the related costs of the Note totaling $298,886 and $210,206, respectively.  At September 30, 2010, the principal and

Socialwise, Inc.

Notes to Financial Statements

accrued interest due to the note holder totaled $350,000 and $4,264, respectively (the balance of the Note less future accretion at September 30, 2009 totaled $645,206).  The balance of the Note and all related accrued interest was repaid in November 2010.

6.

Stockholders’ equity

Surrender of common stock

On February 11, 2010, we entered into an agreement with our Vice President of Business Development (and a member of our Company’s Board of Directors) Chris Nicolaidis concerning certain matters in relation to his holdings of our Company’s common stock.  Under the agreement, Mr. Nicolaidis agreed to: 1) tender to our Company 875,000 shares of common stock held by him; and 2) to restrict future sales of our Company’s common stock during the period of time covered by the agreement.

Stock options

On October 16, 2007, our stockholders approved the adoption of the IdeaEdge, Inc. 2007 Equity Incentive Plan (the “Plan”).  The Plan provides for granting of stock-based awards including: incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock.  The total number of shares of common stock that may be issued pursuant to stock awards under the Plan (as approved by the Board of Directors but subject to future shareholder approval) shall not exceed in the aggregate 5,000,000 shares of the common stock of our Company.  Through September 30, 2010, we have outstanding a total of 4,115,000 (net of cancellations totaling 30,000) incentive and nonqualified stock options granted under the Plan, all of which we have estimated will eventually vest.  All of the options have terms of five years with expiration dates ranging from November 13, 2007 to August 6, 2015.  During the years ended September 30, 2010 and 2009, we recognized stock based compensation expense totaling $438,711 and $788,389, respectively, related to stock options.

Stock option activity during the two years ended September 30, 2010 and 2009 was as follows:

	2010	2009
Beginning balance outstanding	3,445,000	3,220,000
Options issued during the year	700,000	225,000
Options cancelled during the year	(30,000)	-

Ending balance outstanding	4,115,000	3,445,000

Warrants

During the years ended September 30, 2010 and 2009, our Company issued a total of 6,643,163 and 1,273,940 warrants, respectively, to purchase our common stock, respectively, to third parties providing consulting and advisory services.  Warrants to purchase 151,515 shares at $0.40 per share and 50,000 shares at $0.37 per share were exercised in July 2010 and May 2009, respectively, while warrants to purchase a total of 450,000 shares of our common stock expired.  In determining our number for stock based compensation related to these warrants, we have assumed that all of the outstanding warrants at September 30, 2010 will eventually vest.

Our Company also issued warrants to purchase 5,471,557 and 705,704 shares of our common stock to investors in connection with the issuances of restricted shares of our preferred and common stock during the years ended September 30, 2010 and 2009, respectively (the value of which was offset against the proceeds of the issuance of our common stock and not charged to operations).

Outstanding warrants from all sources have terms ranging from two to five and a half years.  During the year ended September 30, 2010 and 2009, we recognized stock based compensation expense totaling $2,455,380 and $1,124,336, respectively, related to warrants.

Socialwise, Inc.

Notes to Financial Statements

Warrant activity (including warrants issued to investors and for consulting and advisory services) during the two years ended September 30, 2010 and 2009 was as follows:

	2010	2009
Beginning balance outstanding	5,344,039	3,414,395
Warrants issued during the year:
For consulting and advisory services	6,643,163	1,273,940
In connection with sales of common stock	5,471,557	705,704
Warrants expiring during the year	(450,000)	-
Warrants exercised	(151,515)	(50,000)

Ending balance outstanding	16,857,244	5,344,039

The number and exercise price of all options and warrants outstanding at September 30, 2010 is as follows:

Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
781,448	$1.05	781,448	1st Qtr, 2011
75,000	0.40	75,000	2nd Qtr, 2011
100,000	1.45	100,000	3rd Qtr, 2011
298,196	1.31	298,196	4th Qtr, 2011
2,580,036	0.60	2,580,036	1st Qtr, 2012
2,181,250	0.58	2,181,250	2nd Qtr, 2012
1,110,313	0.59	1,060,313	3rd Qtr, 2012
1,207,244	0.60	1,207,244	4th Qtr, 2012
1,230,000	0.94	1,230,000	1st Qtr, 2013
250,000	0.60	250,000	2nd Qtr, 2013
2,155,000	0.72	2,105,000	3rd Qtr, 2013
-	-	-	4th Qtr, 2013
2,471,213	0.43	2,471,213	1st Qtr, 2014
591,667	0.54	547,917	2nd Qtr, 2014
850,000	0.65	835,416	3rd Qtr, 2014
900,000	0.51	899,998	4th Qtr, 2014
1,501,600	0.51	1,018,264	1st Qtr, 2015
1,171,500	0.52	1,129,833	2nd Qtr, 2015
159,000	0.67	92,333	3rd Qtr, 2015
1,358,777	0.46	1,108,776	4th Qtr, 2015
20,972,244		19,972,237

Stock based compensation

Results of operations for the year ended September 30, 2010 include stock based compensation costs totaling $2,795,479 ($1,912,726 for the year ended September 30, 2009) charged to selling and marketing expense ($1,916,320 and $356,139 in fiscal 2010 and 2009, respectively) and to operations, general and administrative expense ($879,159 and $1,556,587 in fiscal 2010 and 2009, respectively).

For purposes of accounting for stock based compensation, the fair value of each option and warrant award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were utilized for the calculations during the years ended September 30, 2010 and 2009:

2010

2009

Expected life (in years)

2.76 years

3.00 years

Weighted average volatility

165.55%

133.55%

Forfeiture rate

0%

0%

Risk-free interest rate

1.71%

2.06%

Expected dividend rate

0%

0%.

The weighted average expected option and warrant term for employee stock options granted reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107).  The simplified method defines the life

Socialwise, Inc.

Notes to Financial Statements

as the average of the contractual term of the options and the weighted average vesting period for all options.  We utilized this approach as our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term.  Expected volatilities are based on the historical volatility of our stock.  We estimated the forfeiture rate based on our expectation for future forfeitures and we currently expect substantially all options and warrants to vest.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant.  We have never declared or paid dividends and have no plans to do so in the foreseeable future.

As of September 30, 2010, $456,130 of total unrecognized compensation cost related to unvested stock based compensation arrangements is expected to be recognized over a weighted-average period of 6.57 months.  The following table summarizes option activity in connection with stock options and warrants (which resulted in stock based compensation charges) as of September 30, 2010:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at September 30, 2009	5,293,940	$0.95
Granted	6,503,913	0.53
Cancelled	(480,000)	0.53
Exercised	-	-
Outstanding at September 30, 2010	11,317,853	0.65	36.7 months	$632,126

Exercisable	10,317,846	$0.67	35.4 months	$524,980

Additional disclosure concerning options and warrants is as follows:

	2010	2009
Weighted average grant date fair value of options and warrants granted	$ 0.43	$ 0.57
Aggregate intrinsic value of options and warrants exercised	-	17,500
Weighted average fair value of options and warrants vested	0.48	0.59

The range of exercise prices for options and warrants granted and outstanding (which resulted in stock based compensation charges) was as follows at September 30, 2010:

Exercise Price Range	Number of Options or Warrants
$0.37 - $0.50	4,700,000
$0.51 - $0.75	4,348,033
$0.76 - $1.00	2,040,326
$1.26 - $1.50	100,000
$1.76 - $2.00	50,000
$2.01 - $2.25	4,494
$2.26 - $2.45	75,000
11,317,853

A summary of the status of our non-vested options and warrants as of September 30, 2010, and changes during the year then ended is as follows:

Shares
Non-vested outstanding, beginning	1,159,589
Granted	6,503,913
Vested	(6,663,495)
Non-vested outstanding, ending	1,000,007

Socialwise, Inc.

Notes to Financial Statements

Common Shares Reserved for Future Issuance

The following table summarizes shares of our common stock reserved for future issuance at September 30, 2010:

Stock options outstanding	4,115,000
Stock options available for future grant	885,000
Convertible preferred stock	2,460,607
Warrants	16,857,244

Total common shares reserved for future issuance	24,317,851

7.

Income taxes

Deferred tax assets at September 30, 2010 and 2009 consisted of the following:

	2010	2009
Deferred tax assets:
Net operating loss carryforwards	$5,070,000	$3,572,000
Accrued compensation costs	26,000	36,000

Deferred tax assets	5,096,000	3,608,000

Valuation allowance	(5,096,000)	(3,608,000)

Net deferred tax assets	$-	$-

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership).  Transactions such as our purchase of Socialwise-CA and sales of our preferred and common stock may be included in determining such a change in control.  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  We have approximately $12,500,000 in NOL at September 30, 2010 that will begin to expire in 2022 for federal purposes (2029 for state income tax purposes) and may be limited for use under IRC Section 382.  We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe it is more likely than not that we will be unable to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382.    As a result of these provisions, our NOL could expire unused.

A reconciliation of the expected tax benefit computed at the U.S. federal and state statutory income tax rates to our tax benefit is as follows:

	Year ended September 30, 2010		Year ended September 30, 2009

Federal income tax rate at 34%	$(1,231,000)	34.0%	$(1,335,000)	34.0%
State income tax, net of federal benefit	(228,000)	6.3%	(247,000)	6.3%
Change in valuation allowance	1,459,000	(40.3) %	1,582,000	(40.3) %

Benefit for income taxes	$-	- %	$-	- %

We file income tax returns in the U.S. and in the state of California with varying statutes of limitations.  Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes.  There were no accrued interest and penalties associated with uncertain tax positions as of September 30, 2010.  All operations are in California and the Company believes it has no tax positions which could more-likely-than not be challenged by tax authorities. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements. The Company is subject to examination for tax years after 2006 for federal purposes and after 2005 for California state tax purposes.

Socialwise, Inc.

Notes to Financial Statements

8.

Facilities

Our Company leases its office facilities on a month to month basis with current monthly rentals of $2,576.  Rent expense was $30,912 for the year ended September 30, 2010 ($30,145 for the year ended September 30, 2009).

9.

Employee benefit plan

We have an employee savings plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covering all of our employees.  Participants in the Plan may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code.  Our Company may make contributions at the discretion of its Board of Directors.  During the years ended September 30, 2010 and 2009, we made contributions to the Plan totaling $41,391 and $40,983, respectively.

10.

Subsequent events

Beginning October 1, 2010 through December 2, 2010, we entered into subscription agreements with 44 accredited investors pursuant to which we issued 8,825,875 shares of our common stock and warrants to purchase an additional 3,530,350 shares of our common stock with an exercise price of $0.60 per share for periods of two to five years after their date of issuance, in exchange for gross proceeds totaling $3,530,350 ($3,138,914 net of cash commissions and related expenses totaling $391,436).

On November 24, 2010, we received notice from the holder of the convertible note payable with an outstanding principal balance of $1 million on September 30, 2010 (unaccreted face value of $818,648 at September 30, 2010) of his election to convert the note into 2,500,000 shares of the Company’s common stock at a price of $0.40 per share.  Also in November 2010, we repaid the note payable due to Gemini for cash totaling $358,288.

As provided in the Convertible Note Purchase Agreement with the holder dated August 13, 2010, in connection with the conversion of the note, the holder was issued a warrant to purchase up to an additional 1,250,000 shares of our Company’s restricted common stock at an exercise price of $0.40 per share.  The terms of the warrant are identical to the warrant agreement described and included as an exhibit to our Current Report on Form 8-K dated August 17, 2010.  In addition, our Company agreed to issue the Holder a warrant to purchase 62,500 shares of common stock at an exercise price of $0.40 per share to reflect the interest due to the Holder under the terms of the Note from inception to its scheduled maturity on February 13, 2011.  We paid Maxim additional fees in connection with the conversion that included cash of $50,000 and five-year warrants to purchase up to 250,000 shares of our Company’s stock at $0.60 per share.

On December 29, 2010, we agreed to award 500,000 shares of our common stock to Kay in recognition of its efforts in our recently completed fund raising.  We also entered into a new investor relations agreement with Kay that will result in Kay receiving a minimum of 1,500,000 shares of our common stock through December 2011, such amounts to be vested immediately should the Company’s shares be accepted for trading on a stock exchange or should our Company be acquired as described in the agreement.

Our Company has evaluated subsequent events through the date that our financial statements were issued.

SOCIALWISE, INC.
Condensed Consolidated Balance Sheets

	March 31, 2011 (Unaudited)	September 30, 2010

Assets
Current assets:
Cash and cash equivalents	$3,140,116	$730,361
Prepaid interest and financing costs	-	59,162
Other current assets	149,764	88,734

Total current assets	3,289,880	878,257

Property and equipment, net of accumulated depreciation of
$39,016 ($31,861 - September 30, 2010)	3,910	11,065
Other assets	5,052	5,052

	$3,298,842	$894,374

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable and accrued liabilities	$361,540	$225,163
Accrued interest	-	9,248
Accrued and deferred personnel compensation	65,114	65,072
Notes payable	-	1,221,305
Derivative liabilities	924,645	870,321

Total current liabilities	1,351,299	2,391,109

Commitments and contingencies

Stockholders’ equity (deficiency):
Series A convertible preferred stock; $0.001 par value; 10,000,000 shares authorized; 7,460 shares issued and outstanding
(8,120 - September 30, 2010)	7	8
Common stock; $0.001 par value; 300,000,000 shares authorized; 72,006,392
shares issued and outstanding (52,756,295 - September 30, 2010)	72,006	52,756
Additional paid-in capital	25,005,460	17,731,817
Accumulated deficit	(23,129,930)	(19,281,316)

Total stockholders' equity (deficiency)	1,947,543	(1,496,735)

	$3,298,842	$894,374
See accompanying notes.

SOCIALWISE, INC.
Condensed Consolidated Statements of Operations (unaudited)
For the three and six months ended March 31, 2011 and 2010

	For the three months ended March 31,		For the six months ended March 31,
	2011	2010	2011	2010

Revenues	$6,096	$1,472	$6,754	$1,964
Cost of revenues	3,641	1,349	4,832	3,051

Gross margin	2,455	123	1,922	(1,087)

Operating expenses:
Selling and marketing	928,721	1,068,760	1,365,192	1,262,212
Operations, general and administrative	1,665,756	983,375	2,626,242	1,798,464

Total operating expenses	2,594,477	2,052,135	3,991,434	3,060,676

Loss from operations	(2,592,022)	(2,052,012)	(3,989,512)	(3,061,763)

Nonoperating income (expense):
Interest expense	-	(78,559)	(133,379)	(199,653)
Interest income	3,714	315	4,676	769
Change in fair value of derivative liabilities	113,634	-	269,601	-

	117,348	(78,244)	140,898	(198,884)

Net loss and comprehensive net loss	$(2,474,674)	$(2,130,256)	$(3,848,614)	$(3,260,647)

Basic and diluted net loss per share	$(0.04)	$(0.04)	$(0.06)	$(0.07)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	68,842,595	48,665,146	63,620,265	47,374,797

See accompanying notes.

SOCIALWISE, INC.
Condensed Consolidated Statements of Cash Flows (unaudited)
For the six months ended March 31, 2011

	2011	2010

Cash flows from operating activities:
Net loss	$(3,848,614)	$(3,260,647)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation expense	7,155	7,154
Stock based compensation	900,494	1,545,962
Consulting and programming services rendered in exchange for common stock and warrants	865,600	385,232
Change in fair value of derivative liabilities	(269,601)	-
Amortization and accretion of interest expense	127,811	198,153
Changes in operating assets and liabilities:
Other assets	(61,030)	(24,148)
Accounts payable and accrued liabilities	136,376	158,099
Accrued and deferred personnel compensation	42	(26,099)

Cash flows from operating activities	(2,141,767)	(1,016,294)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	4,904,242	1,442,040
Repayments of note payable	(352,720)	(375,000)

Cash flows from financing activities	4,551,522	1,067,040

Change in cash and cash equivalents during period	2,409,755	50,746

Cash and cash equivalents, beginning of period	730,361	322,215

Cash and cash equivalents, end of period	$3,140,116	$372,961

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$5,568	$1,500

Noncash investing and financing transactions:
Conversion of convertible note payable	$863,017	$-
Common stock issued in connection with note payable	$-	$56,750

See accompanying notes.

Socialwise, Inc.

Notes to Condensed Consolidated Financial Statements (unaudited)

1.

Basis of Presentation

Socialwise, Inc. (hereinafter referred to as “we” or “the/our Company”) is a Colorado corporation.  Through our subsidiary incorporated in the state of California, Socialwise, Inc. (“Socialwise-CA”), we seek to facilitate online and traditional retail commerce through payment systems for young people.  We are a publicly traded company trading on the OTC Markets (OTCQB) under the symbol “SCLW.”  The accompanying consolidated financial statements include the accounts of our Company and Socialwise-CA as of and through March 31, 2011.  All intercompany amounts have been eliminated in consolidation.

We have prepared the accompanying unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements.  In the opinion of our management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.  Operating results for the three and six months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the entire year.  For further information, see our consolidated financial statements and related disclosures thereto for the year ended September 30, 2010 in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 29, 2010.

Our condensed consolidated financial statements have been prepared assuming that we will continue as a going concern.   However, our auditors raised concerns about our ability to continue as going concern in their opinion on our financial statements at and for the year ended September 30, 2010.  Additionally, we have incurred net losses, had a deficit in stockholders’ equity as of September 30, 2010 and have yet to establish profitable operations. These factors among others create a substantial doubt about our ability to continue as a going concern.  In response to our Company’s cash needs, through the date of this report we raised additional cash through the sale of common stock and warrants as described in our footnotes that follow.  All additional amounts raised will be used for our future investing and operating cash flow needs.

Although we currently estimate that we have sufficient funds to maintain our Company’s operations one year from the date of our financial statements included herein even in the absence of our planned levels of revenues and gross margin, there remains uncertainty in the event of unforeseen costs or expenses that may arise.  This uncertainty could have an adverse effect on our ability to continue as a going concern through or significantly beyond September 30, 2011.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certain reclassifications have been made to the balances at September 30, 2010 to conform to the current year’s presentation.

2.

Summary of Significant Accounting Policies

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue at the time a product or service is purchased or contracted for by customers, the product has been shipped or the service rendered, the selling price and our commission for the transaction is fixed, collection is reasonably assured and when both title and risk of loss transfers to the customer, provided no significant obligations remain.  Cash to be received in advance of the satisfaction of the criteria for revenue recognition will be deferred until such time as the criteria are satisfied.  We do not anticipate collecting sales taxes in the future in connection with our products or services.  Customer cash balance activity in connection with prepaid debit cards is not recorded as a component of our Company’s revenues or expenses.

22

Socialwise, Inc.

Notes to Condensed Consolidated Financial Statements (unaudited)

Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition, also provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policies are appropriate and in accordance with generally accepted accounting principles and Accounting Standards Codification (“ASC”) Topic 605.

Cash and cash equivalents

We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. All of our non-interest bearing cash balances were fully insured at March 31, 2011 due to a temporary federal program in effect through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning January 1, 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and our non-interest bearing cash balances may again exceed federally insured limits. At March 31, 2011 the Company had no interest-bearing amounts on deposit in excess of federally insured limits.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets (generally three to five years).  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Valuation of Long-Lived Assets

We record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the estimated fair value of the assets.

Income Tax Expense Estimates and Policies

As part of the income tax provision process of preparing our financial statements, we are required to estimate our Company’s provision for income taxes.  This process involves estimating our current tax liabilities together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities.  Management then assesses the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent believed that recovery is not likely, a valuation allowance is established.  Further, to the extent a valuation allowance is established and changes occur to this allowance in a financial accounting period, such changes are recognized in our tax provision in our consolidated statement of operations.  We use our judgment in making estimates to determine our provision for income taxes, deferred tax assets and liabilities and any valuation allowance is recorded against our net deferred tax assets.

There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a future valuation allowance against our deferred tax assets.  We recognize the benefit of an uncertain tax position taken or expected to be taken on our income tax returns if it is “more likely than not” that such tax position will be sustained based on its technical merits.

Stock Based Compensation

We account for stock based compensation arrangements through the measurement and recognition of compensation expense for all stock based payment awards to employees and directors based on estimated fair values.  We use the Black-Scholes option valuation model to estimate the fair value of our stock options and warrants at the date of grant.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of options and warrants.  We use historical company data among other information to estimate the expected price volatility and the expected forfeiture rate and not comparable company information, due to the lack of publicly traded companies that exist in our industry.

23

Socialwise, Inc.

Notes to Condensed Consolidated Financial Statements (unaudited)

Derivatives

We account for certain of our outstanding warrants as derivative liabilities, in accordance with newly issued guidance effective with our fiscal year ending September 30, 2010.  These derivative liabilities were determined to be ineligible for equity classification due to provisions of the respective instruments that could result in an adjustment to their conversion or exercise prices.  Derivative liabilities totaled $924,645 and $870,321 at March 31, 2011 and September 30, 2010, respectively, and included additional instruments issued during the three months ended December 31, 2010 totaling $323,925.

We record changes to the fair value of our instruments accounted for as derivative liabilities as other income (in the event that their value decreases) or as other expense (in the event that their value increases) on our statement of operations.  In general, we will record income when the market value of our common stock decreases and will record expense when the value of our stock increases.  The fair value of these liabilities is estimated using option pricing models that are based on the individual characteristics of our warrants, preferred and common stock, the derivative liability on the valuation date as well as assumptions for volatility, remaining expected life, risk-free interest rate and, in some cases, credit spread.

Net Loss per Share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.  Potentially dilutive securities totaling 2,345,222 and 3,672,497 shares at March 31, 2011 (2,606,060 and 3,598,630 shares at March 31, 2010) were excluded from historical diluted earnings per share, respectively, due to their anti-dilutive effect.

Financial Instruments

Our financial instruments are cash and cash equivalents, accounts payable and notes payable. The recorded values of cash and cash equivalents and accounts payable approximate their fair values based on their short-term nature.  The notes payable approximate fair value given their current terms and market interest rates.

Advertising

We expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.  As of the date of this quarterly report, we are currently not involved in disputes, litigation and other legal actions.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary

24

Socialwise, Inc.

Notes to Condensed Consolidated Financial Statements (unaudited)

beneficiary of a variable interest entity.  The new guidance was effective for our Company beginning October 1, 2010 and had no impact on our financial statements.

In October 2009, the FASB issued new accounting guidance for revenue recognition with multiple deliverables. The new guidance affects the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. Additionally, the guidance modifies the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of revenue recognition in accounting for multiple deliverable arrangements. The new guidance was effective for our Company beginning October 1, 2010 and had no impact on our financial statements.

3.

Issuances of common stock and warrants

During the six months ended March 31, 2011, we entered into subscription agreements with 46 accredited investors pursuant to which we issued 13,905,875 shares of our common stock and warrants to purchase an additional 4,804,406 shares of our common stock with an exercise price of $0.60 per share for periods of two to five years after the date of their issuance and warrants to purchase an additional 5,625,000 shares of our common stock with an exercise price of $0.40 per share for five years after their date of issuance, in exchange for gross proceeds totaling $5,562,350 ($4,904,242 net of cash commissions and related expenses totaling $658,108).  We also issued warrants to purchase a total of 2,477,810 and 550,000 shares of our common stock with exercise prices of $0.60 per share to Maxim Group LLC (“Maxim”) and Equity Source Partners, LLC (“ESP”), respectively, who assisted us in connection with the transaction.  Included in the above amounts were shares of our common stock and warrants to purchase common stock purchased directly or indirectly by a member of our Board of Directors since March 2011, Mr. Isaac Blech, of 10,000,000 and 7,500,000, respectively.

On November 24, 2010, we received notice from the holder of the convertible note payable issued in August 2010 (Mr. Blech) with an outstanding principal balance of $1 million (unaccreted face value of $818,648 at September 30, 2010) of his election to convert the note into 2,500,000 shares of the Company’s common stock at a price of $0.40 per share.  At conversion as provided in the Convertible Note Purchase Agreement with the holder, the holder was issued a warrant to purchase up to an additional 1,250,000 shares of our Company’s restricted common stock at an exercise price of $0.40 per share.  In addition, our Company agreed to issue the Holder a warrant to purchase 62,500 shares of common stock at an exercise price of $0.40 per share to reflect the interest due to the Holder under the terms of the Note from inception to its scheduled maturity on February 13, 2011.  We paid additional fees to Maxim in connection with the conversion that included cash of $50,000 and five-year warrants to purchase up to 250,000 shares of our Company’s common stock at $0.60 per share.  We also issued a five year warrant to purchase up to 350,000 shares of our common stock for $0.60 per share to ESP.

4.

Investment Related Services Agreements

Finder Services

We entered into a Finder Agreement (“Finder Agreement”) effective June 1, 2008 with SPN Investments, Inc. (“SPN”).  The Finder Agreement called for SPN or its designees to be paid a finder’s fee (in cash or shares of our Company’s equity securities) of 10% of all debt or equity funds raised by the Company where SPN acts as a Finder.  The Finder Agreement (as amended and supplemented as of August 12, 2009) also called for the issuance to SPN of up to 500,000 of our Company’s restricted common shares along with five year warrants to purchase 175,000 shares of common stock with an exercise price of $1 per share.  SPN received one share of common stock for each $10 of gross proceeds raised from sales of our Company’s preferred or common stock; up to a maximum of 500,000 shares of common stock (100,500 shares of the remaining total consideration of 500,000 shares were earned during the three months ended December 31, 2009 and accounted for as an issuance cost in consideration with the shares sold).

Investment Related Services

During the three months ended December 31, 2010, we issued 500,000 shares of our common stock to Kay Holdings, Inc. (“Kay”) in connection with the funding occurring as described above. On December 29, 2010, we entered into an Investor Relations Services agreement with Kay for the provision of investor relations services through (as modified) March 31, 2011 in exchange for 1,500,000 shares of our common stock.  We recognized a charge to general and administrative expense for these shares tendered totaling $600,000 during the three months ended March 31, 2011.

25

Socialwise, Inc.

Notes to Condensed Consolidated Financial Statements (unaudited)

During December 2009, we issued 84,555 shares of our common stock and two year term warrants with exercise prices of $0.60 per share to purchase 281,250 shares of our common stock to Kay and its designees in exchange for investment banking services it performed on our Company’s behalf.  Kay and SPN have a common principal officer.  Our Company accounted for the stock issued to Kay in fiscal 2010 as a cost of the financing completed in that period.  We recognized a noncash expense in connection with the services performed on our behalf totaling $131,432 during the three months ended December 31, 2009.

On April 28, 2010, we entered into an agreement with Maxim to act as a non-exclusive placement agent for the sale of equity securities of our Company.  Under the terms of the agreement with Maxim, they receive a cash payment equaling 10% of the proceeds raised from investors introduced to the Company by Maxim and warrants to purchase between ten and twenty percent of the shares of our common stock placed by Maxim at terms similar to those sold to the investors introduced by Maxim.

On August 24, 2009, we entered into a non-exclusive agreement with ESP to provide financial assistance in connection with fund raising activities.  Under the agreement (as subsequently revised), we issued ESP 50,000 shares of our Company’s restricted common stock and pay them or their designees: 1) up to 8% (as amended) of the cash raised by ESP or its associates on our Company’s behalf; and 2) a five year warrant to purchase one share of common stock for each 25 shares sold at the exercise price of $0.60 per share.  Through March 31, 2011, ESP and its designees have earned cash totaling $114,400 and warrants to purchase 393,000 shares of our common stock under the agreement.

On May 8, 2009, we entered into an agreement with an individual (the “Advisor”) to provide strategic advisory services to our Company through May 2011, unless cancelled by either the Company or the Advisor after November 2009.  During the three and six months ended March 31, 2011, the Advisor was issued 42,000 and 84,000 shares of common stock, respectively (42,000 and 56,000, respectively in fiscal 2010), and warrants to purchase 42,000 and 84,000 shares, respectively (42,000 and 56,000, respectively in fiscal 2010), of our common stock (in addition to consideration received during the three months ended June 30, 2009 of 150,000 common shares and warrants to purchase 100,000 shares of common stock).  The Advisor was also granted an additional warrant to purchase up to 100,000 shares of our common stock during the three and six months ended March 31, 2011.  Noncash charges to operations during the three and six months ended March 31, 2011 in connection with our issuance of common shares and warrants to the Advisor totaled $84,540 and $106,800, respectively ($36,960 and $60,060, respectively in fiscal 2010).

5.

Note Payable

On March 31, 2009, we issued a 12% Senior Note payable for $750,000 originally due December 31, 2009, and 400,000 shares of our Company’s restricted common stock.  The Note was neither convertible nor secured and carried certain operating and other covenants as well as prescribing certain events of default.  The Company subsequently extended the maturity date of the Note three times and tendered 225,000 additional shares of its common stock to the holder.  In November 2010, we tendered $358,288 to the holder in order to pay in full the remaining principal and accrued interest due and retire the Note.  We recognized interest expense (including the amortization of prepaid interest from the cost related to the prior issuance of share of our common stock) in connection with the Note totaling $27,790 for the three months ended December 31, 2010 and $78,559 and $199,653 the three and six months ended March 31, 2010, respectively.

As noted above, we entered into a convertible note agreement with Mr. Blech in August 2010 that was converted into 2,500,000 shares of our common stock (with the issuance of warrants to purchase 1,312,500 additional shares of our common stock) in November 2010.  Interest recognized during the three months ended December 31, 2010 in connection with the convertible note totaled $105,589 and included contractually required interest through February 13, 2011 and the accretion of the discount on the note (related to warrants issued at the time of the note’s inception).

6.

Stockholders’ equity

Stock options

Our Company maintains the IdeaEdge, Inc. 2007 Equity Incentive Plan (the “Plan”) which provides for the granting of stock-based awards including: incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock.  The total number of shares of common stock that may be issued pursuant to stock awards under the Plan (as subsequently amended by our Board of Directors and subject to future approval by our shareholders) shall not exceed (in the aggregate) 5,000,000 shares of common stock of our Company.  During the three and six months ended March 31, 2011, we issued options to purchase up to 150,000 shares of our Company’s common stock.  During the six months ended March 31, 2010, we issued 400,000 nonqualified stock options to four

26

Socialwise, Inc.

Notes to Condensed Consolidated Financial Statements (unaudited)

employees with five year terms, two year vesting and exercise prices of $0.49 per share.  Through March 31, 2011, we have outstanding a total of 4,165,000 (net of cancellations totaling 130,000) incentive and nonqualified stock options granted under the Plan, all of which we have estimated (in our calculations of their valuation) will eventually vest.  All of the options have terms of five years with expiration dates ranging from October 16, 2012 to March 24, 2016.

Warrants

Our Company issued 8,892,000 and 9,184,000 warrants to advisors and consultants during the three and six months ended March 31, 2011, respectively (3,712,000 and 5,113,286 for the three and six months ended March 31, 2010, respectively).  Through March 31, 2011, we have issued warrants to purchase a total of 17,268,103 shares of common stock to advisors, consultants and in connection with the purchase of intellectual property.  Warrants to purchase 50,000 shares were previously exercised, warrants to purchase 784,494 shares of common stock have expired and warrants to purchase 250,000 shares of common stock have been cancelled.  Warrants to purchase 16,183,609 shares of common stock remain outstanding at March 31, 2011, 9,900,264 of which have vested.  The warrants have remaining terms ranging from two to fifty-nine months as of March 31, 2011 and exercise prices ranging from $0.40 to $2.40 per share.

Through March 31, 2011, we have also issued warrants to purchase up to 24,841,216 shares of our common stock to investors (and as compensation to third parties in connection with investments) related to the sale of our common stock, 24,167,747 of which remain outstanding net of exercises, cancellations and expirations (all of which are fully vested).

The numbers and exercise prices of all options and warrants outstanding at March 31, 2011 are as follows:

Shares Outstanding	Weighted Average Exercise Price	Shares Vested	Expiration Fiscal Period
100,000	$ 1.45	100,000	3rd Qtr, 2011
298,196	1.31	298,196	4th Qtr, 2011
2,580,036	0.60	2,580,036	1st Qtr, 2012
2,181,250	0.58	2,181,250	2nd Qtr, 2012
1,110,313	0.59	1,110,313	3rd Qtr, 2012
1,207,244	0.60	1,207,244	4th Qtr, 2012
1,477,000	0.88	1,477,000	1st Qtr, 2013
500,000	0.55	500,000	2nd Qtr, 2013
2,155,000	0.72	2,155,000	3rd Qtr, 2013
-	-	-	4th Qtr, 2013
2,471,213	0.43	2,471,213	1st Qtr, 2014
816,667	0.51	516,667	2nd Qtr, 2014
850,000	0.65	847,916	3rd Qtr, 2014
900,000	0.51	900,000	4th Qtr, 2014
1,476,600	0.51	1,351,599	1st Qtr, 2015
1,171,500	0.52	1,171,500	2nd Qtr, 2015
159,000	0.67	142,333	3rd Qtr, 2015
1,358,777	0.46	1,358,777	4th Qtr, 2015
10,461,560	0.54	10,461,560	1st Qtr, 2016
13,242,000	0.48	7,131,572	2nd Qtr, 2016
44,516,356		37,962,176

Stock-based compensation

During the three and six months ended March 31, 2011, we recognized stock-based compensation expense totaling $536,859 and $900,494, respectively, ($1,240,172 and $1,545,962 for the three and six months ended March 31, 2010) in connection with the issuance of stock options and warrants issued to employees, advisors and consultants (not including expenses for warrants issued in exchange for investor relations services totaling $90,000 during the six months ended March 31, 2010, nor for shares of stock issued directly for services).  For purposes of accounting for stock-based compensation, the fair value of each warrant award is estimated on

27

Socialwise, Inc.

Notes to Condensed Consolidated Financial Statements (unaudited)

the date of grant (or performance of the contracted services as appropriate) using the Black-Scholes-Merton option pricing formula. The following weighted average assumptions were utilized for the calculations of newly issued options and warrants during the three months ended March 31, 2011: expected life (in years) – 3.07 years; weighted average volatility – 179.39%; forfeiture rate – 0%; risk-free interest rate – 1.83%; and expected dividend rate – 0%.  At March 31, 2011, the weighted average exercise price of vested options and warrants outstanding (issued in connection with stock-based compensation) is $0.62 per share while the corresponding weighted average remaining contractual period was 36.1 months.  As of March 31, 2011, $3,713,972 of total unrecognized compensation expense related to unvested stock-based compensation is expected to be recognized through February 2013.

7.

Income taxes

We currently estimate our Company’s book net operating loss carryforwards (“NOL”) and deferred tax asset balance total approximately $16,400,000 and $6,600,000, respectively, as of March 31, 2011.  We have recorded a valuation allowance against our entire deferred tax asset balance due to our lack of a history of earnings, the limitations on the use of our NOL as a result of the Socialwise-CA acquisition and the future expiration of the NOL.  These factors give rise to substantial uncertainty as to whether our net deferred tax assets will be realized.  As a result of these factors, our utilization of the NOL will likely be severely limited and a substantial portion of the NOL may expire unused.

8.

Subsequent events

On April 26, 2011, we entered into an Agreement and Release with James Collas pursuant to which the parties agreed that effective as of April 26, 2011, (i) Mr. Collas resigned as an officer and director of the Company; (ii) Mr. Collas’ Employment Agreement dated January 31, 2011was terminated and Mr. Collas shall continue his employment with the Company as a non-executive on an “at-will” basis; (iii) the Company paid Mr. Collas $400,000 in satisfaction of all of its obligations under a terminated Employment Agreement; and (iv) Mr. Collas surrendered to the Company 1,000,000 shares of our common stock held by him.

28

16,846,060 SHARES

OF

COMMON STOCK

BillMyParents, Inc.

______________

PROSPECTUS

________________

_________, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·	effecting an acquisition that might complicate or preclude the takeover.

The Colorado Corporations and Associations Act (“Colorado Corporate Law”), with certain exceptions, permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Colorado Corporate Law. The indemnification provided by Colorado Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$ 1,018
Accounting fees and expenses	15,000
Legal fees and expenses	15,000
TOTAL	$31,018

Item 14.   Recent Sales and Issuances of Unregistered Securities.

From November 20, 2008 through December 19, 2008, we entered into subscription agreements with nine accredited investors pursuant to which we issued 2,034,375 shares of our common stock and warrants to purchase an additional 508,594 shares of our common stock at an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $1,627,500 ($1,507,500 net of cash expenses totaling $120,000).  SPN Investments, Inc. (“SPN”) acted as a Finder in connection with the transaction and directed the payment of fees earned in connection with the funds raised totaling $162,750 to three recipients who assisted in the fund raising.  The fees were paid in cash ($120,000) and equity of our Company.  The equity portion of the Finder fee compensation consisted of 53,438 shares of our unregistered common stock and two year warrants to purchase an additional 13,360 shares of our common stock at an exercise price of $1.00 per share.  As further consideration for its services related to the sale of our common stock, our Company issued an additional 162,750 shares to SPN.

From July 1, 2009 through September 30, 2009, we entered into subscription agreements with 24 accredited investors pursuant to which we issued 735,000 shares of our common stock and warrants to purchase an additional 183,750 shares of our common stock with an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $367,500 ($330,750 net of cash commissions paid to two designees of SPN totaling $36,750).   As further consideration for its services related to the sale of our common stock, our Company issued an additional 36,750 shares to SPN.

During the year ended September 30, 2010, we entered into subscription agreements with 79 accredited investors pursuant to which we issued 6,522,075 shares of our common stock and warrants to purchase an additional 4,846,556 shares of our common stock with an exercise price of $0.60 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $2,617,830 ($2,384,751 net of expected expenses totaling $233,079).  SPN, Kay Holding, Inc. (“Kay”) and Equity Source Partners, LLC (“ESP”) assisted our Company in connection with the transactions and they and their designees earned the fees and commissions therewith.

During the three months ended December 31, 2010, we entered into subscription agreements with 46 accredited investors pursuant to which we issued 8,905,875 shares of our common stock and warrants to purchase an additional 4,804,406 shares of our common stock with an exercise price of $0.60 per share for periods of two to five years after the date of their issuance and warrants to purchase an additional 1,875,000 shares of our common stock with an exercise price of $0.40 per share for five years after their date of issuance, in exchange for gross proceeds totaling $3,562,350 ($3,114,754 net of cash commissions and related expenses totaling $447,596).  We also issued warrants to purchase a total of 1,727,810 and 300,000 shares of our common stock with exercise prices of $0.60 per share to Maxim Group LLC (“Maxim”) and ESP who assisted us in connection with the transaction.

On November 24, 2010, we received notice from the holder of a convertible note payable issued in August 2010 (Mr. Isaac Blech a major shareholder and member of our Board of Directors since March 2011) with an outstanding principal balance of $1 million (unaccreted face value of $818,648 at September 30, 2010) of his election to convert the note into 2,500,000 shares of the Company’s common stock at a price of $0.40 per share.  At conversion as provided in the Convertible Note Purchase Agreement, Mr. Blech was issued a warrant to purchase up to an additional 1,250,000 shares of our Company’s restricted common stock at an exercise price of $0.40 per share.  In addition, our Company agreed to issue the Mr. Blech a warrant to purchase 62,500 shares of common stock at an exercise price of $0.40 per share to reflect the interest due to the Mr. Blech under the terms of the Note from inception to its scheduled maturity on February 13, 2011.  We paid additional fees to Maxim in connection with the conversion that included cash of $50,000 and five-year warrants to purchase up to 250,000 shares of our Company’s common stock at $0.60 per share.  We also issued a five year warrant to purchase up to 350,000 shares of our common stock for $0.60 per share to ESP.

On January 19, 2011, we entered into subscription agreement with  a trust controlled by Mr. Blech pursuant to which we issued 5,000,000 shares of our common stock and a five-year warrant to purchase an additional 3,750,000 shares of our common stock with an exercise price of $0.40 per share, in exchange for gross proceeds totaling $2,000,000 ($1,785,000 net of estimated cash commissions and related expenses totaling $215,000).  In connection with the transaction, Maxim received a commission in cash totaling $200,000 and a warrant to purchase 750,000 shares of our common stock with an exercise price of $0.60 per share.  ESP was also granted a five-year warrant to purchase 250,000 shares of our common stock with an exercise price of $0.60 per share.

On May 20, 2011, we entered into a subscription agreement and common stock purchase warrant with two trusts controlled by Mr. Blech pursuant to which we issued a total of 12,500,000 shares of our common stock, and five year warrants to purchase up to an additional 12,500,000 shares of our common stock at an exercise price of $0.40 per share, in exchange for gross proceeds totaling $5,000,000.  Maxim acted as the Placement Agent in connection with the offering and received cash proceeds totaling $500,000 and five-year warrants to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.60 per share as compensation.  ESP (and its designees) received cash proceeds totaling $50,000 and five-year warrants to purchase up to 600,000 shares of common stock at an exercise price of $0.60 per share as compensation.

We plan to raise additional equity financing to finance future financing, investing and working capital needs.

Item 16.   Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement with IdeaEdge, Inc., a California corporation (1)
2.2	Purchase Agreement for VOS Systems, Inc. by Allan Ligi (1)
3.1	Amended and Restated Articles of Incorporation (2)
3.2	Bylaws (3)
3.3	Certificate of Designations for the Series A Cumulative Convertible Preferred Stock (4)
4.1	Form of Common Stock Purchase Warrant dated June 6, 2008 (4)
5.1*	Opinion of Steven James Davis, A Professional Corporation
10.2	2007 Equity Incentive Plan (1)
10.9	Form of Lock-Up Agreement dated June 6, 2008 (4)
10.10	Change of Control Agreement with Jonathan Shultz dated August 11, 2008(5)
10.14	Form of Advisor Warrant Agreement (6)
10.16	Form Socialwise™ Group Gifting Platform Merchant Agreement (6)
10.19	Securities Purchase Agreement dated March 31, 2009 (7)
10.20	12% Senior Note dated March 31, 2009 (7)
10.21	Subsidiary Guarantee dated March 31, 2009 (7)
10.22	Waiver and Consent dated March 31, 2009 (7)
10.23	Strategic Advisor Agreement with Patrick Kolenik (8)
10.24	Supplemental Finder Agreement dated August 12, 2009 with SPN Investments, Inc. (9)
10.25	Amendment to Company 12% Senior Note dated November 9, 2009 (10)
10.25	Investor relations agreement dated February 12, 2010 (11)
10.26	Stock contribution and disposition restriction agreement with Chris Nicolaidis dated February 11, 2010 (11)
10.27	Investor relations agreement with Kay Holdings, Inc. dated May 10, 2010 (12)
10.28	Agreement with Equity Source Partners, LLC dated April 30, 2010 (12)
10.29	Placement agent agreement with Maxim Group LLC dated April 28, 2010 (12)
10.30	Investor relations agreement with Two Eight, Inc. dated April 7, 2010 (12)
10.31	Financial Advisory Services agreement with Iroquois Master Fund Ltd. dated June 24, 2010 (13)
10.32	Investor Relations Agreement with Kay Holdings, Inc. dated December 29, 2010 (17)
10.33	Form of Common Stock Purchase Warrant dated November 16, 2010 (16)
10.34	Form of Subscription Agreement dated November 16, 2010 (16)
10.35	Form of Registration Rights Agreement dated November 16, 2010 (16)
10.41	Convertible Note Agreement dated August 13, 2010 (18)
10.42	Warrant Agreement dated August 13, 2010 (18)
10.43	Agreement and Release with James Collas dated April 26, 2011 (19)
10.44	Articles of Amendment to Articles of Incorporation (20)
10.44	Form of Subscription Agreement dated May 20, 2011 (21)
10.45	Form of Common Stock Purchase Warrant dated May 20, 2011 (21)
11.1	Statement re Computation of Per Share Earnings (14)
14.1*	Code of Business Conduct and Ethics
21.1*	Listing of Subsidiaries
23.1*	Consent of BDO USA, LLP
23.3	Consent of Steven James Davis, A Professional Corporation (contained in exhibit 5.1)
24.1	Power of Attorney (contained in the signature page to this registration statement)
*	Filed as an exhibit to this registration statement.
(1)	Incorporated by reference from the registrant’s Definitive Proxy Statement filed on September 21, 2007
(2)	Incorporated herein by reference to the registrant's Form 8-K filed on October 22, 2007
(3)	Incorporated herein by reference to the registrant’s Form 8-K filed on September 22, 2005
(4)	Incorporated herein by reference to the registrant’s Form 8-K filed on June 11, 2008
(5)	Incorporated herein by reference to the registrant’s Form 10-QSB filed on August 14, 2008
(6)	Incorporated herein by reference to the registrant’s Form S-1/A filed on May 15, 2009
(7)	Incorporated herein by reference to the registrant’s Form 8-K filed on March 31, 2009
(8)	Incorporated herein by reference to the registrant’s Form 10-Q filed on May 13, 2009
(9)	Incorporated herein by reference to the registrant’s Form 10-Q filed on August 13, 2009
(10)	Incorporated herein by reference to the registrant’s Form 8-K filed on November 10, 2009
(11)	Incorporated herein by reference to the registrant’s Form 10-Q filed on February 12, 2010
(12)	Incorporated herein by reference to the registrant’s Form 10-Q filed on May 14, 2010
(13)	Incorporated herein by reference to the registrant’s Form 10-Q filed on August 12, 2010
(14)	Included within the financial statements filed in this Registration Statement
(16)	Incorporated herein by reference to the registrant’s Form 8-K filed on November 22, 2010
(17)	Incorporated herein by reference to the registrant’s Form 10-K filed on December 29, 2010
(18)	Incorporated herein by reference to the registrant’s Form 8-K filed on August 18, 2010
(19)	Incorporated herein by reference to the registrant’s Form 8-K filed on April 26, 2011
(20)	Incorporated herein by reference to the registrant’s Form 8-K filed on May 13, 2011
(21)	Incorporated herein by reference to the registrant’s Form 8-K filed on May 23, 2011

Item 17.   Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California on July 27, 2011.

BillMyParents, Inc., a Colorado corporation

By: /s/ MARK SANDSON

       Mark Sandson, Interim Chief Executive Officer

Dated: July 27, 2011

POWER OF ATTORNEY

We, the undersigned directors and/or officers of BillMyParents, Inc. hereby severally constitute and appoint Mark Sandson, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the followings persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ MARK SANDSON Mark Sandson	Interim Chief Executive Officer and Chairman and Director (Principal Executive Officer)	July 27, 2011
/s/ CHRIS NICOLAIDIS Chris Nicolaidis	Director	July 27, 2011
/s/ ISAAC BLECH Isaac Blech	Director	July 27, 2011
/s/ CARY SUCOFF Cary Sucoff	Director	July 27, 2011
/s/ JONATHAN SHULTZ Jonathan Shultz	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 27, 2011